   As filed with the Securities and Exchange Commission on September 4, 1997
                                                     Registration No. ___-______
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------

                                    FORM S-1
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933


                            GENERAL AUTOMATION, INC.
             (Exact name of registrant as specified in its charter)

          Delaware                               3573                        95-2488811
(State or other jurisdiction of        (Primary Standard Industrial    (I.R.S. Employer I.D. No.)
       incorporation)                       Classification)

                              17731 Mitchell North
                            Irvine, California 92714
                                 (714) 250-4800
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)


                                  Jane Christie
                              17731 Mitchell North
                            Irvine, California 92714
                                 (714) 250-4800
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                    Copy to:

                            Scott E. McConnell, Esq.
                           Higham, McConnell & Dunning
                           28202 Cabot Road, Suite 450
                      Laguna Niguel, California 92677-1250


           Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. /X/

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

           If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                         CALCULATION OF REGISTRATION FEE


=======================================================================================================
                                              Proposed              Proposed
                                               maximum               maximum                 Amount
                                              offering              aggregate                  of
Title of securities         Amount to be      price per             offering              registration
 to be registered            registered         share               price(1)                   fee
-------------------------------------------------------------------------------------------------------
Common Stock,
  $.10 par value
  per share                    831,100         $1.5625             $1,298,594                $393.51
=======================================================================================================


(1) The offering price is estimated pursuant to the provisions of Rule 457 solely for the purpose of calculating the registration fee (based on the closing sale price for the Registrant's Common Stock on the American Stock Exchange on September 2, 1997).


                                   ----------


           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                            GENERAL AUTOMATION, INC.
                              CROSS REFERENCE SHEET
                   (Pursuant to Rule 501(b) of Regulation S-K)


Form S-1 Item No. and Caption                                 Caption in Prospectus
-----------------------------                                 ---------------------
1.         Forepart of the Registration             Front Cover Page of Prospectus
           Statement and Outside Front
           Cover Page of Prospectus

2.         Inside Front and Outside Back            Inside Front Cover Page and Outside Back Cover
           Cover Pages of Prospectus                Page

3.         Summary Information, Risk                Prospectus Summary; Risk Factors
           Factors and Ratio of Earnings
           to Fixed Charges

4.         Use of Proceeds                          Prospectus Summary; Use of Proceeds

5.         Determination of Offering Price          Front Cover Page; Plan of Distribution

6.         Dilution                                 *

7.         Selling Security Holders                 Selling Shareholders; Management

8.         Plan of Distribution                     Front Cover Page; Plan of Distribution

9.         Description of Securities to             Description of Common Stock
           Be Registered

10.        Interests of Named Experts               *
           and Counsel

11.        Information with Respect to              Prospectus Summary; Risk Factors; Price Range of
           the Registrant                           Common Stock; Dividend Policy; Business; Selected
                                                    Financial Data; Management's Discussion and
                                                    Analysis; Management; Security Ownership of
                                                    Certain Beneficial Owners and Management;
                                                    Financial Statements

12.        Disclosure of Commission Position        *
           on Indemnification for Securities
           Act Liabilities


----------

*  Omitted from Prospectus because item is inapplicable or answer is negative.

                               P R O S P E C T U S


                                 831,100 Shares

                            GENERAL AUTOMATION, INC.

                                  Common Stock

           This Prospectus relates to 831,100 shares of common stock (the "Shares") of General Automation, Inc. ("GA" or the "Company"). The Shares may be offered and sold from time to time by and for the account of one or more of the shareholders (the "Selling Shareholders") of the Company identified under the caption "Selling Shareholders." The Company will receive no part of the proceeds of such sales. The Company will bear all of the expenses incurred in connection with the offer and sale of the Shares, other than any commissions, discounts or fees of underwriters, dealers or agents.

           The sale of the Shares by the Selling Shareholders may be effected from time to time in one or more transactions (which may involve block transactions, purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, ordinary brokerage transactions and transactions in which brokers solicit purchases) on the American Stock Exchange, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with the rules of such exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers selected by the Selling Shareholders may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale (and which, as to a particular broker, may be in excess of customary commissions). The Selling Shareholders and such brokers or dealers, or any other participating brokers or dealers, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales.

           The Company's common stock is traded on the American Stock Exchange.
On          , 1997, the closing price of the Company's common stock on the
American Stock Exchange was $      per share.


                                   ----------

              AN INVESTMENT IN THE COMPANY'S COMMON STOCK INVOLVES
                    CERTAIN RISKS. SEE "RISK FACTORS" BELOW.

                                   ----------

                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                        DISAPPROVED BY THE SECURITIES AND
                         EXCHANGE COMMISSION NOR HAS THE
                     COMMISSION PASSED UPON THE ACCURACY OR
                        ADEQUACY OF THIS PROSPECTUS. ANY
                       REPRESENTATION TO THE CONTRARY IS A
                                CRIMINAL OFFENSE.

                                   ----------

                The date of this Prospectus is___________ , 1997

                              AVAILABLE INFORMATION

           The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices: 7 World Trade Center, New York, New York 100048, and 500 West Madison Street, Chicago, Illinois 60661. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. The Company's common stock is listed on the American Stock Exchange. Reports, proxy statements and other information concerning the Company can be inspected at The American Stock Exchange, Inc., 86 Trinity Place, New York, New York 10006-1818.

           The Company has filed a registration statement with the Commission with respect to the shares being offered under this Prospectus (the "Registration Statement"). This Prospectus does not contain all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission.

                               PROSPECTUS SUMMARY

           The discussion in this Prospectus contains trend analysis and other forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Actual results could differ materially from those projected in the forward-looking statements contained in this Prospectus.

           The following summary information is qualified in its entirety by the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus.

                                   The Company

           General Automation, Inc. (the "Company" or "GA") integrates computer systems, software and services for application solutions. GA has positioned itself as a strong service and support company offering open systems and complementary software products to a worldwide network of value-added resellers. GA's product lines include a broad range of hardware platforms including Intel and Motorola PowerPC based systems, coupled with efficient and cost effective application environments, providing a full range of systems, complementary operating environments and high quality customer services. The Company's products are sold in the United States through over 200 value-added resellers. In addition, it sells its products in Europe, Canada, Mexico, Central and South America, Guam, Taiwan, Australia, New Zealand, Singapore, Hong Kong, Africa and the People's Republic of China through distributors and value-added resellers. The Company provides service and support throughout North America to over 3,000 customers.

           Recently, the Company has completed transactions which have significantly expanded the Company's business and opportunities. In October 1996, the Company purchased from Sequoia Systems, Inc. ("SSI") substantially all of the assets and business of SSI's Sequoia Enterprise Systems business division ("SES"). SES manufactures, services, integrates and distributes fault-tolerant Motorola-based computer systems operating under SSI's version of UNIX and Intel-based computer systems running SSI's and Alpha Micro's versions of the Pick application environment and database software products, and engages in various related distribution arrangements. In May 1995, the Company and SunRiver Data Systems ("SunRiver") formed a limited liability company ("GAL"), with the Company owning 51% and SunRiver 49%, for the purpose of combining the Company's Pick-based business and SunRiver's Pick-based business.

                                  The Offering

           All of the shares offered by this Prospectus are being offered for the account of one or more shareholders. The Company will receive no part of the proceeds of the sale of such shares.

                             Summary Financial Data
                      (In thousands, except per share data)


           The following table sets forth certain selected historical consolidated financial data for the Company for each of the years ended September 30, 1996, 1995, 1994, 1993 and 1992 which has been derived from audited financial statements. The following table also sets forth selected historical financial data at and for the nine months ended June 30, 1997 and 1996 which has been derived from the Company's unaudited financial statements included elsewhere herein. The financial data at and for the nine months ended June 30, 1997 and 1996 is not necessarily indicative of results which might be expected for the full fiscal year. The following table should be read in conjunction with (a) the audited consolidated financial statements of the Company and notes thereto as of and for the three years ended September 30, 1996; (b) the unaudited financial statements at and for the nine months ended June 30, 1997 and 1996; (c) "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (d) the audited consolidated financial statements of SES (the Sequoia Enterprise System division of Sequoia Systems, Inc.), which was acquired by the Company in October 1996; and (e) the pro forma financial statements for the year ended September 30, 1996 and the nine months ended June 30, 1997, included elsewhere herein.

                            Nine Months Ended
                                 June 30                              Year Ended
                           -------------------                       September 30(3)
                                (Unaudited)        -----------------------------------------------------
                           1997(7)      1996       1996       1995(6)    1994(5)    1993(4)   1992(1)(2)
                           -------      ----       ----       -------    -------    -------   ----------
Operating Data:

Sales, net                 $ 29,180   $ 19,129   $ 25,460   $ 14,269    $ 34,614   $ 42,878    $ 45,205
                           --------   --------   --------   --------    --------   --------    --------

Income (loss) from
  operations                    679      1,653      2,247     (1,666)      1,300       (351)         42
                           --------   --------   --------   --------    --------   --------    --------

Net income (loss) before
  extraordinary items           484      1,342      1,418     (2,065)        427     (1,477)       (964)

Extraordinary items               0          0          0          0           0        900       1,108
                           --------   --------   --------   --------    --------   --------    --------

Net income (loss)          $    484   $  1,342   $  1,418   $ (2,065)   $    427   $   (577)   $    144
                           ========   ========   ========   ========    ========   ========    ========

Earnings per share:
Income (loss) before
 extraordinary items       $    .05   $    .18   $    .18   $   (.26)   $    .04   $   (.13)   $   (.08)

Extraordinary items               0          0          0          0           0        .08         .09
                           --------   --------   --------   --------    --------   --------    --------

Net income (loss)          $    .05   $    .18   $    .18   $   (.26)   $    .04   $   (.05)   $    .01
                           ========   ========   ========   ========    ========   ========    ========

                                    June 30                           At September 30
                                ---------------       -------------------------------------------------
                                1997        1996      1996       1995        1994       1993       1992
                                ----       ----       ----       ----        ----       ----       ----
                                  (Unaudited)
Balance Sheet Data:

Working capital (deficit)     $    289   $  1,255   $  1,210   $   (638)   $  2,725   $  1,457   $  3,450

Total assets                    21,739      9,873     10,271     10,484      18,041     22,456     23,618

Total long term debt and
  capital lease obligations      1,157      1,087      1,072      1,305       1,453      2,215      1,406

Shareholders' equity(5)          5,328      2,652      2,778        771       3,246      2,264      3,442

----------

(1) The Company closed its German subsidiary in the fourth quarter of fiscal 1992. (See Note 8 to the Company's Financial Statements included in this Prospectus.)

(2) The Company sold 55% of its share of General Automation, Ltd. (U.K.) to Sanderson Electronics, PLC, ("Sanderson") on June 30, 1990 and sold its remaining 45% interest in General Automation, Ltd. to Sanderson on January 20, 1992. During the period from July 1, 1990 through January 20, 1992, while the Company owned 45% of General Automation, Ltd., the Company accounted for its minority interest in General Automation, Ltd. on an equity basis. (See Note 8 to the Company's Financial Statements included in this Prospectus.)

(3) No dividends have been paid on the Company's common stock during any of the periods presented. (See "Dividend Policy.")

(4) On October 29, 1993, with retroactive effect to September 30, 1993, the Company divested its European operations. (See Note 8 to the Company's Financial Statements included in this Prospectus.)

(5) On November 10, 1994, with retroactive effect to October 1, 1994, the Company divested its Pacific Basin operations. (See Notes 7 and 8 to the Company's Financial Statements included in this Prospectus.)

(6) Effective May 22, 1995, the Company and SunRiver Data Systems ("SunRiver") formed a limited liability company ("GAL") for the purpose of combining GA's Pick based business and SunRiver's Pick based business, with the Company owning 51% and SunRiver owning 49% of GAL.

(7) Effective October 11, 1996, the Company acquired substantially all of the assets and liabilities of Sequoia Enterprise Systems ("SES"), a division of Sequoia Systems, Inc. The acquisition of SES has been accounted for under the purchase method of accounting. Accordingly, the financial information for the nine months ended June 30, 1997 includes the results of operations for SES from the date of the acquisition.

                                   THE COMPANY


           General Automation, Inc. ("GA" or the "Company") was incorporated in California in 1967 and reincorporated in Delaware in 1986. The Company integrates computer systems and software, and provides value-added services for application solutions. The Company has positioned itself as a service and support company offering open systems and complementary software products to a worldwide network of value-added resellers. The Company's product lines include a broad range of hardware platforms including Intel and PowerPC based systems, providing a wide range of systems, complementary operating environments and value-added customer services.

           The Company's principal executive offices are located at 17731 Mitchell North, Irvine California, and its telephone number is (714) 250-4800.


                                  RISK FACTORS


           Prospective purchasers of the shares offered hereby should consider, in addition to the information set forth elsewhere in this Prospectus, the following risk factors concerning the Company:

           Recent Operating Losses; Accumulated Deficit. The Company has incurred losses before extraordinary items in three of its last five fiscal years. There can be no assurance that the Company will be able to achieve or sustain profitable operations in the future. As of September 30, 1996, the end of the Company's most recently completed fiscal year, the Company had an accumulated deficit of $41,083,000.

           Possible Loss of AMEX Listing. The Company's common stock is listed on the American Stock Exchange (the "Exchange"). The de-listing of the Company's common stock on the Exchange could have a material adverse effect on the market for, and the market price of, the Company's common stock, and a material adverse effect on the ability of the Company to raise capital. In determining whether a security warrants continued listing on the Exchange, the Exchange does not rely on any precise mathematical formula. Rather, it considers many factors, including the degree of investor interest in the issuer of the security, the issuer's prospects for growth, and whether the security has suitable characteristics for auction market trading. The Rules of the Exchange state, however, that the Exchange will normally consider de-listing a security if any one of a number of events shall occur, including the following: (i) the issuer has stockholders' equity of less than $4,000,000 and has sustained losses from continuing operations in three of its four most recent fiscal years, or (ii) the security has traded for a substantial period of time at a low price per share. The Company has sustained losses before extraordinary items in two of its last four fiscal years, and the Company's stockholders' equity as of September 30, 1996, its most recent fiscal year-end, was $2,778,000. Moreover, the Company's common stock has traded at less than $1.00 per share during a substantial portion of the preceding two years. In 1995, the Company received notice that the Exchange was reviewing the continued listing of the Company's common stock. However, following discussions between the Company's management and Exchange officials in November 1995, the Exchange informed the Company that the Exchange would defer any de-listing action subject to the Company continuing to make favorable progress toward compliance with the Exchange's financial and market price guidelines for continued listing, and achievement of the operating results reflected in the quarterly projections provided by the Company to the Exchange. Since those discussions, the revenues, results of operations and financial condition of the Company have improved substantially, and the price of the Company's common stock on the Exchange has increased. Accordingly, the Company does not believe that action will be taken by the Exchange to de-list the Company's common stock. There can be no assurance, however, that the Exchange will not take action in the future to de-list the Company's common stock.

           Technological Innovations; Decreasing Profit Margins. Competition in the computer hardware market is intense and is characterized by constant introduction of new, more cost effective products caused by rapid technological advances. The Company in the past has been able to keep pace with these technological changes. However, during recent years, it has become more apparent that the Company cannot continue to compete effectively with its own hardware platforms, and has made the decision to focus its resources on the integration and distribution of hardware products engineered and manufactured by other companies, with value-added features provided by the Company, such as its R91 Post Relational Database Application Environment, and full service and support.

           Competition. The Company competes with a number of companies, many of which have substantially greater financial, technological, marketing and other resources than the Company. The Company's competitors for the sale of hardware include Data General Corporation, Digital Equipment Corporation, Hewlett Packard Company, and International Business Machines. The Company's competitors for software products include V-Mark Software, Unidata and Pick Systems.

           Cash Flow Constraints; Potential Need for Additional Financing. The Company continues to operate under restricted cash resources. (See "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources.") The Company has an agreement with a lender for a revolving line of credit, not to exceed $2,000,000, which is collateralized by domestic accounts receivable. The agreement is renewable annually and bears interest at a rate of prime plus 2%. Because the amount of credit available is dependent upon accounts receivable levels, varying levels of domestic activity could preclude full utilization of this credit facility, which might require that the Company obtain financing from alternative sources. There can be no assurance that the Company will be able to obtain financing from other sources if necessary.

           Dependence Upon Key Personnel. The Company is substantially dependent upon the continuing services of Ms. Jane Christie, the Company's President and Chief Executive Officer, who is 45 years old, Mr. Robert Bagby, the Company's Vice Chairman of the Board, who is 64 years old, and Mr. John R. Donnelly, the Company's Vice President Finance and Chief Financial Officer, who is 63 years old.

           Lack of Dividends. The Company has not previously paid dividends to its shareholders, and does not anticipate doing so in the foreseeable future.


                                 USE OF PROCEEDS

           All of the shares offered by this Prospectus are being offered by the Selling Shareholders for their own respective accounts. Accordingly, the Company will not receive any proceeds from the sale of the shares offered by this Prospectus.

                           PRICE RANGE OF COMMON STOCK

           The Company's common stock is listed on the American Stock Exchange and is quoted under the symbol GA. The following table sets forth the range of high and low prices for the common stock of the Company during each of the fiscal quarters indicated, as reported by the American Stock Exchange.

                                                            SALES PRICES
                                                        --------------------
                                                          High         Low
                                                          ----         ---
           Fiscal Year Ended September 30, 1995
                    First Quarter                       $    7/8    $   7/16
                    Second Quarter                      $  13/16    $   7/16
                    Third Quarter                       $  11/16    $   7/16
                    Fourth Quarter                      $  15/16    $    1/2

           Fiscal Year Ended September 30, 1996
                    First Quarter                       $  15/16    $   9/16
                    Second Quarter                      $2   1/2    $1  1/16
                    Third Quarter                       $3 11/16    $2 11/16
                    Fourth Quarter                      $3  1/16    $1 15/16

           Fiscal Year Ended September 30, 1997
                    First Quarter                       $1   3/4    $1   9/16
                    Second Quarter                      $1 15/16    $1  13/16
                    Third Quarter                       $1   3/4    $1  11/16
                    Fourth Quarter (through August 28)  $1   3/4    $1  11/16

           The approximate number of holders of record of common stock of the Company as of August 31, 1997 was 900.

           The Company's common stock is listed on the American Stock Exchange (the "Exchange"). The de-listing of the Company's common stock on the Exchange could have a material adverse effect on the market for, and the market price of, the Company's common stock, and a material adverse effect on the ability of the Company to raise capital. In determining whether a security warrants continued listing on the Exchange, the Exchange does not rely on any precise mathematical formulas. Rather, it considers many factors, including the degree of investor interest in the issuer of the security, the issuer's prospects for growth, and whether the security has suitable characteristics for auction market trading. The Rules of the Exchange state, however, that the Exchange will normally consider de-listing a security if any one of a number of events shall occur, including the following: (i) the issuer has stockholders' equity of less than $4,000,000 and has sustained losses from continuing operations in three of its four most recent fiscal years, or (ii) the security has traded for a substantial period of time at a low price per share. The Company has sustained losses before extraordinary items in two of its last four fiscal years, and the Company's stockholders' equity as of September 30, 1996, its most recent fiscal year-end, was $2,778,000. Moreover, the Company's common stock has traded at less than $1.00 per share during a substantial portion of the preceding two years. In 1995, the Company received notice that the Exchange was reviewing the continued listing of the Company's common stock. However, following discussions between the Company's management and Exchange officials in November 1995, the Exchange informed the Company that the Exchange would defer any de-listing action subject to the Company continuing to make favorable progress toward compliance with the Exchange's financial and market price guidelines for continued listing, and achievement of the operating results reflected in the quarterly projections provided by the Company to the Exchange. Since those discussions, the revenues, results of operations and financial condition of the Company have improved substantially, and the price of the Company's common stock on the Exchange has increased. Accordingly, the Company does not believe that action will be taken by the Exchange to de-list the Company's common stock. There can be no assurance, however, that the Exchange will not take action in the future to de-list the Company's common stock.

                                 DIVIDEND POLICY

           The Company has never paid a dividend on its common stock. Given the Company's present financial condition and net operating losses in recent years, the Company does not expect to pay any dividends in the foreseeable future. The Company's current line of credit requires the Company to receive bank approval prior to paying any dividends.


                             SELECTED FINANCIAL DATA
                      (In thousands, except per share data)


           The following table sets forth certain selected historical consolidated financial data for the Company for each of the years ended September 30, 1996, 1995, 1994, 1993 and 1992 which has been derived from audited financial statements. The following table also sets forth selected historical financial data at and for the nine months ended June 30, 1997 and 1996 which has been derived from the Company's unaudited financial statements included elsewhere herein. The financial data at and for the nine months ended June 30, 1997 and 1996 is not necessarily indicative of results which might be expected for the full fiscal year. The following table should be read in conjunction with (a) the audited consolidated financial statements of the Company and notes thereto as of and for the three years ended September 30, 1996; (b) the unaudited financial statements at and for the nine months ended June 30, 1997 and 1996; (c) "Management's Discussion and Analysis of Financial Condition and Results of Operations"; (d) the audited consolidated financial statements of SES (the Sequoia Enterprise System division of Sequoia Systems, Inc.), which was acquired by the Company in October 1996; and (e) the pro forma financial statements for the year ended September 30, 1996 and the nine months ended June 30, 1997, included elsewhere herein.

                                  Nine Months Ended
                                      June 30                                        Year Ended
                                 ------------------                                September 30(3)
                                     (Unaudited)            ------------------------------------------------------------
                                 1997(7)       1996         1996       1995(6)       1994(5)      1993(4)     1992(1)(2)
                                 ----          ----         ----       -------       -------      -------     ----------
Operating Data:
Sales, net                     $ 29,180     $ 19,129     $ 25,460     $ 14,269      $ 34,614     $ 42,878      $ 45,205
                               --------     --------     --------     --------      --------     --------      --------

Income (loss) from
  operations                        679        1,653        2,247       (1,666)        1,300         (351)           42
                               --------     --------     --------     --------      --------     --------      --------

Net income (loss) before
  extraordinary items               484        1,342        1,418       (2,065)          427       (1,477)         (964)

Extraordinary items                   0            0            0            0             0          900         1,108
                               --------     --------     --------     --------      --------     --------      --------

Net income (loss)              $    484     $  1,342     $  1,418     $ (2,065)     $    427     $   (577)     $    144
                               ========     ========     ========     ========      ========     ========      ========



Earnings per share:
Income (loss) before
 extraordinary items           $    .05     $    .18     $    .18     $   (.26)     $    .04     $   (.13)     $   (.08)

Extraordinary items                   0            0            0            0             0          .08           .09
                               --------     --------     --------     --------      --------     --------      --------

Net income (loss)              $    .05     $    .18     $    .18     $   (.26)     $    .04     $   (.05)     $    .01
                               ========     ========     ========     ========      ========     ========      ========

                                        June 30                                 At September 30
                                   -----------------        ---------------------------------------------------------
                                   1997         1996        1996         1995          1994         1993         1992
                                   ----         ----        ----         ----          ----         ----         ----
                                      (Unaudited)
Balance Sheet Data:

Working capital (deficit)       $    289     $  1,255     $  1,210     $   (638)     $  2,725     $  1,457     $  3,450

Total assets                      21,739        9,873       10,271       10,484        18,041       22,456       23,618

Total long term debt and
  capital lease obligations        1,157        1,087        1,072        1,305         1,453        2,215        1,406

Shareholders' equity(5)            5,328        2,652        2,778          771         3,246        2,264        3,442

(1) The Company closed its German subsidiary in the fourth quarter of fiscal 1992. (See Note 8 to the Company's Financial Statements included in this Prospectus.)

(2) The Company sold 55% of its share of General Automation, Ltd. (U.K.) to Sanderson Electronics, PLC, ("Sanderson") on June 30, 1990 and sold its remaining 45% interest in General Automation, Ltd. to Sanderson on January 20, 1992. During the period from July 1, 1990 through January 20, 1992, while the Company owned 45% of General Automation, Ltd., the Company accounted for its minority interest in General Automation, Ltd. on an equity basis. (See Note 8 to the Company's Financial Statements included in this Prospectus.)

(3) No dividends have been paid on the Company's common stock during any of the periods presented. (See "Dividend Policy.")

(4) On October 29, 1993, with retroactive effect to September 30, 1993, the Company divested its European operations. (See Note 8 to the Company's Financial Statements included in this Prospectus.)

(5) On November 10, 1994, with retroactive effect to October 1, 1994, the Company divested its Pacific Basin operations. (See Notes 7 and 8 to the Company's Financial Statements included in this Prospectus.)

(6) Effective May 22, 1995, the Company and SunRiver Data Systems ("SunRiver") formed a limited liability company ("GAL") for the purpose of combining GA's Pick based business and SunRiver's Pick based business, with the Company owning 51% and SunRiver owning 49% of GAL.

(7) Effective October 11, 1996, the Company acquired substantially all of the assets and liabilities of Sequoia Enterprise Systems ("SES"), a division of Sequoia Systems, Inc. The acquisition of SES has been accounted for under the purchase method of accounting. Accordingly, the financial information for the nine months ended June 30, 1997 includes the results of operations for SES from the date of the acquisition.

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

           The Company reported net income for the year ended September 30, 1996 in the amount of $1,418,000, compared with a net loss of $2,065,000 and net income of $427,000 for the years ended September 30, 1995 and 1994, respectively. The fiscal 1996 profit is attributed to the Company's divestiture of two of its three vertical software products, which accounted for approximately 65% of the Company's losses in fiscal 1995, and the introduction and market acceptance of the Company's Power95 product line, which was released at the end of fiscal 1995.

           SALES

                                            Net Sales
                                          (In Thousands)

                     Nine Months Ended June 30        Year Ended September 30
                     -------------------------     -----------------------------
                        1997            1996       1996          1995       1994
                        ----            ----       ----          ----       ----
Product Revenues:

  Domestic(1)         $ 8,174         $ 7,567     $ 9,715     $ 7,020     $ 6,301

  SGA                                                                      14,983
                      -------         -------     -------     -------     -------

                      $ 8,174         $ 7,567     $ 9,715     $ 7,020     $21,284
                      -------         -------     -------     -------     -------

Service Revenues:

  Domestic            $21,006         $11,562     $15,745     $ 7,249     $ 7,121

  SGA                                                                       6,209
                      -------         -------     -------     -------     -------

                      $21,006         $11,562     $15,745     $ 7,249     $13,330
                      -------         -------     -------     -------     -------

Total Sales           $29,180         $19,129     $25,460     $14,269     $34,614
                      =======         =======     =======     =======     =======

----------
(1) All references to "domestic" operations in this Management's Discussion and Analysis of Financial Condition and Results of Operations also include the operations of the Company's Canadian subsidiary, Liberty Integration Software, Inc. ("Liberty") from and after October 1, 1996, the date of the Company's acquisition of Liberty. The results of the operations of Liberty have not been material since the date of the acquisition.

           Nine Months Ended June 30, 1997 vs. 1996. Product revenues increased $607,000 during the nine month period ended June 30, 1997 compared to the same period last year. Product revenues during the nine months ended June 30, 1997 generated by the Company's SES division (which was acquired in October 1996) were $3,747,000. Offsetting the revenue gains generated by SES were anticipated decreases in the sale of GA products.

           Service revenues increased $9,444,000 during the nine months ended June 30, 1997 compared to the same period last year, due to service revenues generated by SES totalling $9,735,000. Service revenues on Company manufactured systems continue to deteriorate as older contracts are being canceled at a faster rate than they can be replaced with contracts on new equipment, which generally carry one year warranties and do not generate service revenues.

           Domestic revenues for both products and service increased dramatically in fiscal 1996 compared to the two previous years. These increases are a direct result of GA's participation in General Automation LLC ("GAL") with SunRiver commencing in May 1995 (see "Business-Acquisitions and Divestitures"), and market acceptance of new products introduced late in fiscal 1995.

           1996 vs. 1995. Total revenues increased $11,191,000, or 78.4%, in fiscal 1996 over fiscal 1995 primarily due to a full year of participation in GAL with SunRiver (see "Business-Acquisitions and Divestitures"), and a full year of sales of new products introduced late in fiscal 1995. Product sales increased 38.4%, or $2,695,000, while service revenues increased 117.2%, or $8,496,000.

           1995 vs. 1994. Excluding revenue contributions in 1994 by SGA Pacific, Ltd. ("SGA"), a 51% subsidiary of the Company which was sold in 1994 (see "Business-Acquisitions and Divestitures"), total sales increased $847,000, or 6.3%, in fiscal 1995 over fiscal 1994. Product sales in the United States increased 11.4%, or $719,000, primarily through GA's participation in GAL with SunRiver and the introduction of new products late in the year. The revenue increases shown above were accomplished without price increases; the intense nature of the Company's competition prevents aggressive upward pricing policies. The addition of service contracts attributable to GA's participation in GAL with SunRiver generated revenue of $553,000 during the last four months of fiscal 1995. This increase in domestic service revenue was offset in part by the termination of GA contracts on older systems, resulting in a net increase in domestic service revenue during fiscal 1995 of $128,000. Termination of contracts is a normal part of the business. As computers grow older, they're no longer covered under contracts. Increased competition has also caused some sales attrition.

           GROSS MARGIN

                                                   Gross Margin
                                                   (In Thousands)
                        Nine Months Ended June 30                             Year Ended September 30
                 ---------------------------------------   -----------------------------------------------------------
                        1997                  1996                1996                1995                  1994
                 ------------------    -----------------   -----------------    ------------------    ------------------
                               % of                  % of                % of                 % of                  % of
                 Amount       Sales    Amount       Sales   Amount      Sales    Amount      Sales    Amount       Sales
                 ------       -----    ------       -----   ------      -----    ------      -----    ------       -----
Products:

  Domestic       $ 2,282       27.9    $  972       12.8    $1,828       18.8    $  518        7.4   $ 1,954       31.0

  SGA                                                                                                  7,567       50.5
                 -------               ------               ------               ------              -------

                 $ 2,282       27.9    $  972       12.8    $1,828       18.8    $  518        7.4   $ 9,521       44.7
                 -------               ------               ------               ------              -------
Service:

  Domestic       $10,126       48.2    $4,773       41.2    $6,199       39.4    $2,285       31.5   $ 1,773       24.9

  SGA                                                                                                  1,751       28.2
                 -------               ------               ------               ------              -------

                 $10,126       48.2    $4,773       41.2    $6,199       39.4    $2,285       31.5   $ 3,524       26.4
                 -------               ------               ------               ------              -------

Total Gross
 Margin          $12,408       42.5    $5,745       30.0    $8,027       31.5    $2,803       19.6   $13,045       37.7
                 =======               ======               ======               ======              =======

            Nine Months Ended June 30, 1997 vs. 1996. The overall gross margin percentage for products and service increased 12.5% for the nine month period ended June 30, 1997, compared with the corresponding period of the previous year. Product gross margins increased 15.1% during the same nine month period, due to negotiated price concessions from vendors, decreased direct labor and overhead costs, and decreased royalty costs related to the Company's participation in GAL with SunRiver. Service revenue gross margins increased 6.9% for the nine month period ended June 30, 1997 due to increases in revenues and decreased overhead costs resulting from the purchase of SES.

            1996 vs. 1995. The Company's overall gross profit margin percentage increased 11.9% from 19.6% in fiscal 1995 to 31.5% in fiscal 1996. Gross margin percentages for products increased 11.4%, while service margins increased from 31.5% to 39.4%. The increase in product margin was due to increased sales volume in relation to relatively fixed direct labor and overhead costs and the divestiture of two of the three vertical product lines which had resulted in negative gross margin in the prior year. (See "Business-Discontinued Products.") The increase in service margins is due to increased revenues in excess of increased overhead and third party maintenance costs.

            1995 vs. 1994. Excluding SGA, the Company's overall gross profit margin decreased from 27.8% in fiscal 1994 to 19.6% in fiscal 1995. Gross margin percentages for domestic products decreased from 31% to 7.4%, while domestic service margins increased 6.6% from prior year levels. The decrease in product margin was due to vertical product losses and lower margins on non-GA manufactured computer systems such as Groupe Bull and NCR. The increase in service margins was due to GA's participation in GAL with SunRiver.

            GA sells its hardware products through a nationwide dealer network, and dealers sell to the end-users, pricing their products as the competition will allow. Company pricing strategies in the past have been aimed at stimulating dealer orders through pricing concessions; general price decreases or increases are not the normal technique used by the Company. The dealers generally are selling a system, complete with application software, in a "bundled" proposal, as a turn-key sale. The direct competitive pressures facing the dealers are closely tied to the cost/benefit relationship of their proposal versus those of other firms.


           NET PROFIT/LOSS


                                     Net Profit/Loss
                                       (In Thousands)
                   Nine Months Ended                 Year Ended
                        June 30                     September 30
                  --------------------    ---------------------------------
                     1997       1996        1996        1995        1994
                  -------     -------     -------     -------      -------
Domestic          $   484     $ 1,342     $ 1,418     $(2,065)     $  (318)

SGA                                                                    745
                  -------     -------     -------     -------      -------
Total Net
Income/(Loss)     $   484     $ 1,342     $ 1,418     $(2,065)     $   427
                  =======     =======     =======     =======      =======

            Nine Months Ended June 30, 1997 vs. 1996. The decrease of $858,000 in net income for the nine months ended June 30, 1997 compared to the same period in the prior year is due to (1) increased costs associated with the acquisition of SES, and (2) increased research and development expenses. The increases in expenses were partially offset by increased gross profit margins attributable to SES.

            1996 vs 1995. Net income was $1,418,000 for fiscal 1996 compared to a net loss of $2,065,000 for fiscal 1995. The improvement in net income of $3,483,000 for fiscal 1996 over fiscal 1995 is the result of a full year of participation in GAL with SunRiver, the divestiture of two vertical product lines, and increased income from the introduction of the Company's Power95 line released at the end of fiscal 1995.

            1995 vs 1994. Excluding SGA, the net losses were $2,065,000 and $318,000 for fiscal 1995 and fiscal 1994, respectively. The fiscal 1994 loss is net of $900,000 of income resulting from a decrease in estimated tax liabilities. The fiscal 1995 loss includes costs associated with the formation of GAL, significant investments in the vertical products, and the later than planned entry of new products in the marketplace.

            EXPENSES


                                                         Expenses
                                                     (In Thousands)

                       Nine Months Ended June 30                  Year Ended September 30
                   --------------------------------  --------------------------------------------------
                         1997              1996            1996             1995             1994
                   --------------    --------------  --------------   --------------   ----------------
                            % of              % of            % of              % of               % of
                   Amount   Sales    Amount   Sales   Amount  Sales    Amount   Sales   Amount     Sales
                  -------   -----    ------   -----   ------  -----    ------   -----   ------     -----
Research and
Development:

  Domestic        $ 2,610     8.9   $  899     4.7    $1,156    4.5   $  584     4.1   $   575      1.7

  SGA                                                                                    1,178      3.4
                  -------    ----   ------    ----    ------   ----   ------    ----   -------     ----

                  $ 2,610     8.9   $  899     4.7    $1,156    4.5   $  584     4.1   $ 1,753      5.1

Selling and
Administrative:

  Domestic        $ 7,935    27.2   $3,106    16.2    $4,366   17.1   $3,704    25.9   $ 3,700     10.7

  SGA                                                                                    5,907     17.1
                  -------    ----   ------    ----    ------   ----   ------    ----   -------     ----

                  $ 7,935    27.2   $3,106    16.2    $4,366   17.1   $3,704    25.9   $ 9,607     27.8

Other:

  Domestic        $ 1,184     4.1   $   87      .5    $  258    1.0   $  181     1.3   $   300      .09

  SGA                                                                                       85      0.2
                  -------    ----   ------    ----    ------   ----   ------    ----   -------     ----

                  $ 1,184     4.1   $   87      .5    $  258    1.0   $  181     1.3   $   385      1.1

Interest:

  Domestic        $   195      .7   $  186     1.0    $  214     .8   $  399     2.8   $   376      1.1

  SGA                                                                                      232      0.7
                  -------    ----   ------    ----    ------   ----   ------    ----   -------     ----

                  $   195      .7   $  186     1.0    $  214     .8   $  399     2.8   $   608      1.8
                  -------    ----   ------    ----    ------   ----   ------    ----   -------     ----

Total             $11,924    40.2   $4,278    22.4    $5,994   23.5   $4,868    34.1   $12,353     35.8
                  =======    ====   ======    ====    ======   ====   ======    ====   =======     ====

           Research and development expenses, including engineering, increased $1,711,000 during the nine month period ended June 30, 1997 compared to the same period last year. These increased expenditures are a combination of SES division engineering costs, new product development costs, and approximately $400,000 of costs related to an agreement entered into by the Company with McDonnell
Douglas Information Systems Limited, which is further discussed below under the caption "Liquidity and Capital Resources".

           Research and development expenses increased $572,000 from fiscal 1995 to fiscal 1996 as a result of activities related to GAL. It is the belief of management that expenditures will increase with the acquisition of SES and Liberty. (See "Business - Acquisitions and Divestitures" and Note 11 to the Company's Financial Statements included in this Prospectus.) Research and development expenses decreased $1,169,000 from fiscal 1994 to fiscal 1995 due primarily to the sale of SGA in 1994. (See "Business - Acquisitions and Divestitures" and Note 8 to the Company's financial statements included in this Prospectus.)

           Selling and administrative expenses increased $4,829,000 during the nine month period ended June 30, 1997 compared to the same period last year, due to the acquisitions of Liberty Integration Software, Inc. and SES, and staff increases in the sales and marketing areas.

           Selling and administrative expenses increased $662,000 from fiscal 1995 to fiscal 1996 due to GA's participation in GAL with SunRiver. Selling and administrative expenses increased $4,000 from fiscal 1994 to fiscal 1995, excluding SGA. The sale of SGA to Sanderson Technology, Ltd. eliminated the SGA expense, which was $5,907,000 in fiscal 1994. (See Note 8 to the Company's Financial Statements included in this Prospectus.)

           Other expenses increased $1,097,000 during the nine month period ended June 30, 1997 compared to the same period last year, due to the amortization of goodwill resulting from the acquisition of SES.

           Other expenses increased $77,000 from fiscal 1995 to fiscal 1996 due to foreign taxes owed resulting from an audit of Eurosystems GA Ltd., a corporation of which the Company was previously the majority owner. (See "Business -- Acquisitions and Divestitures.") Other expenses decreased $119,000 from fiscal 1994 to fiscal 1995 due to the elimination of goodwill amortization caused by the sale of SGA.

           Interest expense increased $27,000 during the nine month period ended June 30, 1997 compared to the same period last year. The change was the result of a lower effective interest rate applied to increased borrowing levels from the Company's new line of credit with Imperial Bank, and interest payments on a $500,000 Subordinated Promissory Note which was issued by the Company in January 1997. See "Liquidity and Capital Resources" below.

           Interest expense decreased $185,000 from fiscal 1995 to fiscal 1996 due to lower levels of borrowing during the year. Interest expense increased $23,000 from fiscal 1994 to fiscal 1995, excluding SGA, due to higher debt balances.

           A tax benefit of $120,000 was recognized in the quarter ended June 30, 1997 versus an income tax expense of $125,000 incurred in the quarter ended June 30, 1996, due to a change in the estimated earnings for the fiscal year ending September 30, 1997, which decreased the effective tax rate.

LIQUIDITY AND CAPITAL RESOURCES

           Net cash provided by operating activities during the nine months ended June 30, 1997 was $1,178,000. Cash of $1,855,000 was generated by decreases in inventory and an increase in accounts payable, while increases in accounts receivable, prepaid expenses, and other assets, along with decreases in deferred revenue and accrued expenses, consumed $2,212,000. Net cash of $1,811,000 was used during the period in investing activities, attributable to the acquisitions of Liberty and SES and the purchase of fixed assets. Financing activities during the nine months ended June 30, 1997 provided net cash of $1,669,000 through the issuance of $87,000 in common stock and new notes issued of $2,162,000, which includes the net increase in borrowing from the Company's new line of credit totaling $1,361,000, and $500,000, in a Subordinated Promissory Note issued in January 1997. The Subordinated Promissory Note was issued to Morgan Stanley Company, Inc., bears interest at the rate of 15% per annum, and is payable in twenty-four monthly payments of $24,243 each. Proceeds from financing activities during the nine months ended June 30, 1997 were used to purchase SES and to retire a line of credit.

           During fiscal 1996 the Company operated on improved cash resources. During fiscal 1996, the Company's cash receipts exceeded its total expenditures, due largely to the positive cash flow generated by GA's participation in GAL with SunRiver, augmented by sales of non-GA manufactured products.

           Net cash provided during fiscal 1996 by operating activities was $220,000. The major items generating cash were a $615,000 increase in accrued income tax, a $1,993,000 decrease in accounts receivable and a $438,000 increase in other accrued expenses. The major items consuming cash were a $1,253,000 increase in inventories, a $583,000 increase in prepaid expenses, and a $2,692,000 reduction in deferred revenue.

           Net cash of $201,000 was used for investing activities in fiscal 1996 for capitalized software development costs and additions to property, plant and equipment, offset by $55,000 provided by the disposal of assets.

           Financing activities consumed net cash of $1,000 during fiscal 1996, resulting from debt repayments of $857,000, offset by new notes payable of $267,000 and $589,000 in proceeds from the issuance of common stock.

           The Company is currently operating under restricted cash resources, which requires that the Company carefully monitor and manage its cash position. Obligations of the Company which contribute to its restricted cash resources include (a) payments to Sequoia Systems, Inc. in connection with the Company's acquisition of SES, which payments are based on the Company's revenues, and (b) payments to SunRiver related to the Company's participation with SunRiver in GAL, which payments are based on GAL's revenues. (See "Business -- Acquisitions and Divestitures.")

           Until October 1996, the Company utilized a revolving line of credit in an amount not to exceed $800,000, which was established under an agreement with a U.S. lender. The line of credit was collateralized by domestic accounts receivable, and was renewable at six-month intervals. The interest rate was prime plus 6%, payable monthly, with a minimum of 14%. In addition, there were monthly collateral management fees charged for maintaining the open line of credit. Because the amount of borrowing was dependent upon accounts receivable levels, varying levels of domestic activity could have precluded full utilization of the line of credit. At September 30, 1996, the balance of the loan was $528,000. The line of credit contained various covenants and restrictions; at September 30, 1996 the Company was in compliance with all covenants. On November 4, 1996, this agreement was terminated by mutual consent and all funds owed were paid by borrowing from the new agreement described below.

           Effective October 30, 1996, the Company entered into an agreement with Imperial Bank for a revolving line of credit, not to exceed $1,500,000, collateralized by domestic accounts receivable. The maximum amount available to the Company under this line of credit was increased to $2,000,000 in January 1997. The agreement is renewable annually and has an interest rate of prime plus 2%, payable monthly, with a minimum of $250 per month. Because the amount of borrowing is dependent upon accounts receivable levels, varying levels of domestic activity could preclude full utilization of the facility. At June 30, 1997, the balance of the loan was $1,889,000. The line of credit contains various financial covenants and restrictions. At June 30, 1997 the Company was not in compliance with all covenants and restrictions. Due to the reclassification of certain balance sheet accounts, the Company's current ratio at June 30, 1997 was below the minimum permitted ratio. The Company has requested and expects to receive a waiver from the lender with respect to this covenant.

           Management does not believe that the Company's existing line of credit will provide adequate capital for current needs and future expansion. Accordingly, in January 1997, the Company borrowed a total of $500,000 from certain individuals. The loan is evidenced by a Subordinated Promissory Note which bears interest at the rate of 15% per annum, is payable in twenty-four equal monthly installments, and is subordinated to all indebtedness of the Company to banks and other financial institutions. (See "Management- Certain Relationships and Related Transactions".) No plans have been made to seek additional equity financing.

           In April 1996 the Company entered into a license agreement with McDonnell Douglas Information Systems Limited ("MDIS"), under which the Company acquired rights to use and sublicense certain software owned by MDIS. The Company's agreement with MDIS requires the Company to make six annual payments to MDIS on April 26 of each year from 1997 through 2002, inclusive, of $400,000, $650,000, $700,000, $700,000, $700,000 and $700,000, respectively. The Company did not make the payment due in April 1997, and is attempting to renegotiate its obligations under this agreement. The Company's financial statements at June 30, 1997 reflect a $400,000 reserve which has been established pending determination of the Company's financial exposure under this agreement.

                                    BUSINESS

GENERAL

           The Company, incorporated in California in 1967 and reincorporated in Delaware in 1986, integrates systems, software and services for application solutions. GA has positioned itself as a strong service and support company offering open systems and complementary software products to a worldwide network of value-added resellers. GA's product lines include a broad range of hardware platforms including Intel and Motorola PowerPC based systems, coupled with efficient and cost effective application environments, providing a full range of systems, complementary operating environments and high quality customer services. The Company's headquarters, including manufacturing and integration, corporate and administrative operations, are located in Irvine, California. GA also has other offices in various locations throughout the United States and has established European sales offices in England.

           The Company's products are sold in the United States through over 200 value-added resellers. In addition, it sells its products in Europe, Canada, Mexico, Central and South America, Guam, Taiwan, Australia, New Zealand, Singapore, Hong Kong, Africa and the People's Republic of China through distributors and value-added resellers. The Company provides service and support throughout North America to over 3,000 customers.

ASSOCIATION WITH SANDERSON ELECTRONICS PLC, SANDERSON TECHNOLOGIES, LTD. & SGA PACIFIC LIMITED.

           In January 1989, Sanderson Electronics PLC ("Sanderson") acquired approximately 49% of the then outstanding shares of the Company. Sanderson is a United Kingdom-based developer and supplier of applications software using the Pick Operating System and is a UK distributor for the Company's products.

           In September 1989, the Company and Sanderson announced the formation of SGA Pacific Limited ("SGA") based in Sydney, Australia. The Company held 51% of the outstanding stock of SGA and Sanderson and the management of SGA held 49%. On November 10, 1994, the Company sold its 51% interest in SGA to Sanderson Technologies, Ltd. (For further information concerning this transaction, see "Acquisitions and Divestitures" below and Note 8 to the Company's Financial Statements included in this Prospectus.)

           In August 1995, GA and Sanderson Computers Pty Ltd. ("SCPL"), an affiliate of Sanderson, entered into an agreement whereby SCPL acquired GA's Zebra 2000 Library Systems business and license rights to its Maxial hospitality software. These products have been successfully sold outside the United States by SCPL. GA had not been able to profitably sell these products in the U.S., with nearly 65% of its fiscal 1995 loss coming from these products. SCPL assumed the obligations of completing the contracts in the backlog and providing on-going software support for all existing customers. GA will receive certain cash payments and royalties from future SCPL sales of the products. To date, no royalties have been received by the Company under this agreement. Sanderson and SGA (now Sanderson Pacific Ltd.) both remain major distributors of the Company's products, with GA owning no shares in either firm.

ACQUISITIONS AND DIVESTITURES

           Sequoia Enterprise Systems

           On October 11, 1996 (the "Closing Date"), the Company purchased from Sequoia Systems, Inc. ("SSI") substantially all of the assets and business of SSI's Sequoia Enterprise Systems business division ("SES"). SES manufactures, services, integrates and distributes fault-tolerant Motorola 68K computer systems operating under SSI's version of UNIX and Intel based computer systems running SSI's and Alpha Micro's versions of the Pick application environment and database software products, and engages in various related distribution arrangements.

The Company's purchase of SES was made pursuant to an Asset Purchase Agreement dated as of October 3, 1996 between the Company and SSI (the "Purchase Agreement").

           In exchange for SES, the Company has (i) agreed to pay a purchase price of $10,700,000 (subject to adjustment based on the net book value of SES as of the Closing Date as discussed below) (the "Purchase Price), (ii) assumed certain liabilities of SSI totaling approximately $2,700,000 and (iii) issued to SSI a Stock Purchase Warrant entitling SSI to purchase 250,000 shares of the Company's common stock at an exercise price of $2.50 per share (the "Warrant"), which will be exercisable during the three year period commencing on the first anniversary of the Closing Date. The Purchase Agreement provides for a downward or upward adjustment of the Purchase Price, on a dollar-for-dollar basis, if the net book value of SES as of the Closing Date is less than $3,800,000 or more than $4,200,000. The final determination of the net book value of SES is currently being reviewed by the Company and SSI, in accordance with the Purchase Agreement.

           The Purchase Price will be paid by the Company in a combination of cash and shares of the Company's common stock. The Purchase Agreement provides for payment by the Company of the cash portion of the Purchase Price in monthly installments, with the amount of each such installment being based on a percentage of the gross revenues received by the Company during the month to which the installment relates from the operation of SES and the Company's overall service and support operations; provided, however, that the Company must pay by the first anniversary of the Closing Date an amount (comprised of stock and cash) equal to not less than the net book value of SES as of the Closing Date. The Purchase Agreement provides that the Company will be required to make the monthly installments until the date at which the total value of the Company's stock issued to SSI (to be valued as set forth in the Purchase Agreement and summarized in the following paragraph) combined with the monthly installments made to date equal the Purchase Price.

           On November 5, 1996, the Company issued 750,000 shares of its common stock to SSI to be applied toward the Purchase Price (the "Payment Stock"). For purposes of applying the same toward the Purchase Price, the Payment Stock will be valued as follows: (i) 400,000 shares will be valued at $2.50 per share; (ii) 200,000 shares will be valued at the average of the closing per share sales prices of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding the first anniversary of the Closing Date; and (iii) the remaining 150,000 shares will be valued at the average of the closing per share sales prices of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding any date on which a valuation of such shares is made for purposes of determining the payment of the Purchase Price; provided, however, that if the Purchase Price has not been paid in full prior to the second anniversary of the Closing Date, these shares will be valued at the average of the closing per share sales prices of a share of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding the second anniversary of the Closing Date.

           The assets which have been purchased by the Company do not include the accounts receivable of SES. However, under the Purchase Agreement, SSI was obligated to pay to the Company an amount equal to 40% of SSI's collections of the accounts receivable of SES in existence on the Closing Date, as those collections were made, until the Company had received a total of $1,560,000; provided, however, that SSI was obligated to pay the full $1,560,000 to the Company no later than 120 days following the Closing Date. The full $1,560,000 has been paid to the Company by SSI.

           The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their fair values. The total cost in excess of net assets acquired of approximately $6,600,000 is being amortized over five years.

           The Company has agreed, at its expense, to register the Payment Stock and the shares issuable upon exercise of the Warrant under the Securities Act of 1933.

           SSI has agreed not to sell, make any short sale of, loan, or grant any option for the purchase of, any of the Payment Stock without the prior written consent of the Company (i) until the first anniversary of the Closing Date, with respect to any shares of the Payment Stock in excess of 400,000 shares; and (ii) until the second anniversary of the Closing Date, with respect to any shares of the Payment of Stock in excess of 600,000 shares.

           Under the Purchase Agreement, until the earlier of (i) payment of at least 75% of the Purchase Price; or (ii) the date on which SSI no longer is the holder of at least 50% of the shares of the Payment Stock (or if the Warrant has been exercised, the aggregate of the Payment Stock and the shares issued upon exercise of the Warrant), SSI will be entitled to designate an individual for election to the Board of Directors of the Company ("SSI's Designee"); provided, however, that such individual is reasonably acceptable to the Company at the time of his initial designation. Once appointed to the Company's Board, SSI's Designee will serve until the first annual meeting of the stockholders of the Company following the Closing Date and until his successor shall be duly elected and qualified or until his earlier death, disability, removal or resignation.

           So long as SSI possesses the right of designation described in the immediately preceding paragraph, the Company has agreed that (i) the Company will nominate (or shall cause to be nominated) for election at each annual meeting of the stockholders of the Company after the Closing Date, the incumbent SSI's Designee or such other individual as SSI may designate; provided, however, that such other individual is reasonably acceptable to the Company at the time of his initial designation; (ii) if SSI's Designee should die, become disabled, be removed, retire or resign during the term of his office, SSI shall be entitled to designate a successor SSI's Designee reasonably acceptable to the Company at the time of his initial designation, in which event the Company shall cause such successor SSI's Designee to be promptly elected as a member of its Board of Directors to fill the vacancy created by such death, disability, removal, retirement or resignation; and (iii) without the prior written consent of SSI (which consent will not be unreasonably withheld, delayed or conditioned), neither the Company nor its Board of Directors will (A) recommend that SSI's Designee be removed by the stockholders of the Company; or (B) fail to recommend any incumbent SSI's Designee for reelection.

           Liberty

           Effective October 1, 1996, GA acquired all of the outstanding shares of Liberty Integration Software, Inc. ("Liberty"). Liberty was purchased through the issuance of 25,000 shares of the Company's common stock, and three equal payments of $20,000 (CDN), or approximately $40,000 in U.S. dollars. Liberty is operated as a wholly owned subsidiary. Liberty offers a full suite of enterprise connectivity products and services which are focused on providing connectivity solutions between MultiValue databases and industry standard developments such as data warehousing, OLAP engines, client/server development tools and internet WWW applications. Liberty began operations in July 1995. Effective July 1, 1997, GA acquired from Liberty Project Limited Partnership ("LPLP") all rights to certain software products which Liberty had theretofore distributed under a license granted by LPLP. In consideration for these products, the Company issued a total of 125,715 shares of the Company's common stock.

           General Automation LLC

           Effective May 22, 1995, GA and SunRiver Data Systems ("SunRiver") formed a limited liability company, General Automation LLC ("GAL"), with the Company owning 51% and SunRiver 49%. GAL was formed to allow GA to acquire the Pick based business owned by SunRiver. This business had been acquired by SunRiver from AT&T Global Information Systems in December 1994 along with a terminal business which complemented SunRiver's existing business and which SunRiver retained.

           Under the terms of the Operating Agreement which governs the conduct of GAL's operations (the "Operating Agreement"), GAL operates and manages GA's Pick business and SunRiver's Pick business. Under the Operating Agreement, SunRiver is entitled to receive cash distributions from GAL in an amount equal to a percentage of GAL's net revenues, which is payable whether or not GAL is profitable or generating positive cash flow. The percentage of net revenues to which SunRiver is entitled was 12% for the first year of the Operating Agreement (subject to a minimum of $2,900,000 in the first year only) and will decline annually thereafter in steps until it reaches 7% in the fifth year. Subsequent to the fifth year of the Operating Agreement, the percentage of net revenues to be paid to SunRiver is to be determined by negotiations between GA and SunRiver. GA is entitled to retain all cash generated by GAL, if any, after the payment to SunRiver of the net revenue percentage described above.

           Under the Operating Agreement, the business and affairs of GAL are managed exclusively by GA. However, in the event that GAL fails to achieve agreed upon revenue or profit projections, SunRiver has the right to thereafter jointly manage GAL with GA. Further, upon the occurrence of certain other events, including the failure of GAL to pay to SunRiver the percentage of net revenues to which SunRiver is entitled, SunRiver has the right to thereafter replace GA as the sole manager of GAL. During the first year of the Operating Agreement, GA received a management fee of $1,031,000 in connection with its duties as manager of GAL. However, subsequent to the first year of the Operating Agreement, GA will not be entitled to any compensation for acting as manager of GAL.

           In May 2000, GA will have the right to purchase SunRiver's entire interest in GAL for a number of shares of GAL common stock equal to 9% of each class of GA's then outstanding capital stock. If GA exercises this right of purchase, it is obligated, immediately following the issuance of stock to SunRiver, to register the shares so issued under the Securities Act of 1933.

           SGA

           On November 10, 1994, the Company completed the sale of its 51% interest in SGA Pacific, Ltd. to Sanderson Technologies Ltd. for $2,000,000 in cash and notes receivable, plus 4,100,000 shares of the Company's common stock held by Sanderson. (See "Management - Certain Relationships and Related Transactions" and Note 8 to the Company's Financial Statements included in this Prospectus.) The overall reduction in the number of shares of GA stock held by Sanderson is not believed by management to be related to or have any impact on the Company's objectives. SGA (now Sanderson Pacific Ltd.) continues as a GA dealer in Asia and the South Pacific for hardware and software products.

           Eurosystems

           In October 1992, the Company signed an agreement with Krypton Group Ltd. to form a holding company, Eurosystems GA Ltd. ("Eurosystems"), a UK corporation. Under the terms of the agreement, the Company received 61% of the common shares of Eurosystems in exchange for its shares in General Automation France SA, General Automation SA, (Belgium), and General Automation Italia SpA (Italy). Krypton Group Ltd., ("Krypton"), a UK corporation, received 39% of the common shares in exchange for its 100% share holding in Eurosystems Belgium SA and Eurosystems SA (France), its 55% share holding in Eurosystems GmbH (Germany) and its 85% share holding in Eurosystems Maintenance SA (France). The Company believed that a holding company, formed to hold the GA subsidiaries in Belgium, France and Italy, would have an enhanced prospect for growth and stability through local management. Krypton already was in business in the product areas served by these firms, and offered local support and direction. On October 29, 1993, with retroactive effect to September 30, 1993, the Company sold its 61% share holding in Eurosystems to Krypton for cash and a $990,000 note. In 1994, payments were suspended by Krypton, and a $240,000 reserve was established by the Company in fiscal year 1994. In 1995, Krypton filed for bankruptcy. On March 14, 1996, the Company received a new $600,000 note from Future Services Ltd., a newly-formed company in Great Britain owned by the former Krypton management. Future Services Ltd. has been profitable and management expects to receive full payment of the $570,000 note receivable balance recorded at September 30, 1996. The note bears interest at 10% and is payable monthly, with the Company sharing in 50% of the net profits of Future Services, Ltd. until the debt is repaid.

           General Automation Ltd.

           In June 1990, the Company sold 55% of its interest in its United Kingdom subsidiary, General Automation, Ltd. to Sanderson for loan forgiveness of $1,250,000, operating cash of $475,000, and 22.8% of the outstanding shares of SGA, giving the Company a 51% interest in SGA. Subsequently, in January 1992, the Company sold its remaining 45% share of General Automation Ltd. to Sanderson. (See Note 8 to the Company's Financial Statements included in this Prospectus.)

           C.I.E.

           In January 1990, the Company acquired the assets, technology and customer base of C.I.E. Systems, Inc. ("C.I.E.") from C.Itoh Electronics, Inc. for $4,000,000. GA saw this as an opportunity to add additional sales volume to its hardware and service business segments, as both firms served the same markets. The C.I.E products were fully integrated into the Company's existing product lines.

SERVICE AND SUPPORT

           GA maintains a high quality service organization dedicated to meeting the complex support requirements of several thousand end users. The Company is a leader in the support industry and has been delivering highly skilled technical services for over 28 years. GA has earned a reputation for excellent quality and responsive service through an exceptional staff of service professionals. The service business generates over half of GA's revenue and is a key reason that customers with information-critical applications choose to buy from GA. With the acquisition of the service operations of SES, GA has integrated the fault tolerant and SES Intel based systems into GA's support organization.

GA offers four basic lines of service:

           1. Technical field service for the equipment sold by GA and its distributors, and under the maintenance agreements assumed or acquired through acquisitions of C.I.E. and SES and GA's participation in GAL with SunRiver.

           2. Software maintenance services of GA's operating environments. Additional software support has been sold for complementary operating environments such as Pick, V-Mark Software, Unidata, Unix, AIX, Windows 95 and Windows NT.

           3. Professional services, introduced in 1995, that include performance tuning, system upgrade services, technical product training, system design and site preparation, network design and configuration support, and disaster recovery programs. Contract programming and consulting services are also offered with expertise in Pick, C, C++, Visual Basic, Microsoft Access, COBOL, FORTRAN, and Pro-IV. The professional services business has proven to be a very profitable venture for GA. Disaster recovery has proven to be a strong area of interest, furnishing GA's end user customers with assistance in developing disaster recovery plans as well as the assurance that systems will be made available in the case of an emergency.

           4. Ready response service provides a central call handling and technical call screening facility and is particularly attractive for those dealers who are of such size that they cannot afford to put the support staff in place to handle their after-market support effectively and at the same time continue to develop application products and expand their market. These services are not only profitable for the Company, but also leverage its technical staff while making the dealer more successful. These services also afford GA the opportunity to provide help desk support to segments of the industry outside the traditional MultiValue marketplace.

           GA has recently been certified as an Acer authorized service provider, thereby allowing GA to provide hardware support for any Pick applications running on Acer products. GA may also provide depot services, at any of GA's nationwide locations, to resellers and end users of Acer products.

SYSTEM AND SOFTWARE PRODUCTS

           GA continues its penetration into the open systems market with the PowerPC Superscaler RISC multiprocessor (from Groupe Bull) and Intel Pentium multiprocessor systems (from NCR, previously AT&T Global Information Systems). The distribution agreements for these systems commenced in 1995. Both Groupe Bull's and NCR's products and services complement those offered by GA and feature (a) a broad range of system solutions starting at a low-end single processor cost-effective entry level system through an eight-way multiprocessor enterprise server; (b) a commitment to offer products at a cost-effective discount, allowing GA to move product successfully through the channel while allowing GA to achieve its profitability goals; (c) a complementary service and support network that could be leveraged worldwide to complement the effective and growing services offered by GA; and (d) a strong investment in distributed processing, local area networks, and wide area networks to ensure high connectivity solutions.

           PowerPC Systems

           In 1996, GA continued to expand the line for PowerPC symmetric multiprocessor systems manufactured by Groupe Bull and Motorola by adding two low-end systems called the Lite-Tower and Desktop systems, and enhancing the current line with Motorola's enhanced 604 PowerPC processor. Called the PowerAdvantage(TM) series, these computers offer excellent price/performance with a state-of-the-art RISC CPU. The PowerAdvantage product family offers a price competitive solution, with an entry system priced at $7,000 and high end systems supporting over 1000 users.

           Intel Based Systems

           Through its participation in GAL with SunRiver, in May 1995 GA began delivery of a line of single and multiprocessor Intel-based servers. In September 1995, a distribution agreement was signed under which the Company purchases systems directly from NCR.

           NCR's server family offers a broad range of Microchannel and PCI/EISA computers. Numerous upgradeable components make expanding these systems fast and simple. NCR is a leader in providing exceptional price/performance UNIX and NT systems.

           GA introduced the following NCR PCI/EISA entry-level servers in 1996:
(a) the S10, a single processor system featuring a Pentium processor (90 Mhz, 133 Mhz, or 166 Mhz), ECC memory, and a PCI/EISA I/O bus, and (b) the S40, a high performance four-way symmetric multiprocessor server featuring EISA, dual-PCI I/O buses and SCSI II support.

           The new WorldMark server line demonstrates NCR's commitment to enterprise computing. GA introduced the WorldMark 4100 and 4500 systems in fiscal 1996. The 4100 is a one to eight processor MCA system and the 4500 is a two to sixteen processor system. Both systems offer Pentium Pro support and many expandability and high availability features.

           Proprietary Systems

           Since their introduction in 1983, GA micro-based multi-user computer systems have evolved into a line of upgradeable, high-performance, business-oriented computer systems that are adaptable to the needs of individual end users. The Company continues to manufacture two product series, the A200 and the A500, which were introduced in fiscal 1993 and are based on the Motorola 680XX microprocessor. The Company believes that revenues from these proprietary products will continue to decline. The A200 and A500 product series generated 15% of the Company's revenues in fiscal 1996, 13% in fiscal 1995 and 18% in fiscal 1994.

           Software

           The value-added channel served by GA is primarily based on resellers and dealers whose information- critical applications are written to be compliant with a multi-dimensional database environment standard. This standard is supported by a collection of system software providers including Unidata, V-Mark Software, Pick Data Systems, and GA. Although implementations are similar, GA has differentiated its product offering through enhanced system administration, network integration, database interoperability, and performance.

           GA's multi-dimensional database environments can be run native on a system architecture or in concert with an advanced operating system such as UNIX, AIX and Windows NT. GA offers native and UNIX/AIX resident versions for the Intel and PowerPC microprocessors.

           The Intel-based native solution is marketed under the name Mentor PRO and is sold as a software only solution designed to run on a wide selection of generic PC type platforms. The Intel/Unix based solution is sold under the name Mentor Operating Environment (MOE) and is delivered on the AT&T system platforms. The PowerPC/AIX based solution is sold under the name Power95(TM) and is delivered on the PowerAdvantage system series. Power95 is a derivative of R91(R), GA's Motorola 680X0 native multi-dimensional database. Power95 was jointly developed by GA and Groupe Bull. R91 was developed to run a native Motorola 680X0 architecture and features significant enhancements in terms of ease of use, system administration, distributed processing, and PC network integration. In March 1996, GA started distributing preview copies of mv.BASE, a Windows NT and Windows 95 implementation of its multi-dimensional database. Shipments of this software package began in the first quarter of fiscal 1997. mv.BASE offers an easy migration path for applications designed for Pick-compatible databases to move to a client/server environment. Included with the product are tools which provide interoperability with Windows applications and files, as well as a programming interface for application-specific client software. Optional ODBC support allows ODBC-compliant applications to access mv.BASE data. mv.BASE supports serial terminal users as well as PC clients and continues to provide the high performance, easy to use database environment for which GA is known.

           The Pick operating system, from which GA's software products are derived, was designed as a database management operating system; it supports hierarchical, flat and relational database files. The Company believes that among the most distinctive characteristics of its operating environment products are their relative ease of programming, an English-like information management and retrieval language, and the speed they offer in the handling of large and complex databases. They include an advanced, database-oriented version of the popular BASIC programming language, with automatic compilation and line editing.

CUSTOMERS AND MARKETING

           GA delivers its products and services through a strong international value-added reseller channel with over 200 active dealers. GA has increased its marketing activity by the creation of an end user newsletter (Priority One) and a series of direct mail pieces focused on enhancing the relationship between GA and the end user. Through GA's participation in GAL with SunRiver, GA's distribution channel has doubled in size and offers cross-selling opportunities.

           GA is selling into an approximately $750 million segment of a larger $9 billion market. GA's value-added resellers focus on key vertical markets such as healthcare, finance, manufacturing, distribution, government, travel, and insurance. Approximately 18% of GA's product revenue comes from 30 major resellers and distributors located outside of North America. To expand on that business, in 1995 the Company formed a wholly-owned subsidiary, GA Mentor Ltd. headquartered in the United Kingdom, and established a sales office to better serve GA's customers in the United Kingdom, France, Belgium, Italy, and Germany. GA also has strong associations in Asia and the Pacific Basin with resellers and distributors in Australia, New Zealand, Singapore, Hong Kong, and Malaysia which GA services out of its Irvine, California office.

           GA's focus for growth includes the following elements: (a) working closely with GA's value-added resellers and dealers to make them more successful and thus increase sales through GA, (b) offering complementary services that enhance the resellers' and dealers' business and increase revenues for them as well as GA, (c) expanding the value-added channel through an investment in marketing and direct sales techniques that leverage GA's products and service strengths, (d) strengthening GA's position in international markets and (e) focusing on GA's end users to provide more services, add-on products, and growth paths to new systems.

           In 1996, the Company continued to expand its marketing and sales organizations. GA's marketing organization added a Director of Product Marketing and a Marketing Services Manager. GA also expanded its sales organization with the establishment of two inside sales positions as well as the addition of a Director of International Sales.

DISCONTINUED PRODUCTS

           Maxial Systems

           The Maxial package has been installed in more than 100 hotels worldwide, with a high degree of acceptance in the Pacific Basin. The same success has not been achieved in the United States however, where the competition for such systems has been much stronger. With only 13 systems installed in the U.S., effective August 28, 1995 the Company entered into an agreement with Sanderson Computers Pty Ltd. ("SCPL") under which the product is licensed to SCPL who is responsible for the sales and support for the product worldwide and will pay GA a royalty for each system sold. The amount of revenues expected from this agreement are uncertain at this time and are not expected to materially affect the position of the Company other than to eliminate the losses previously experienced in support of the product. To date, no royalties have been received by the Company under this agreement.

           Service Advantage System

           The Service Advantage product is a full featured, fully integrated service company management system. In order for the Company to focus its management and capital resources on its key business, a decision was made in December, 1994 to discontinue all marketing and sales efforts on the product but to continue to support existing contractual commitments.

FOREIGN OPERATIONS AND EXPORT SALES

           The Company's export sales were approximately 5% of total revenues in fiscal 1996 compared to 8% in fiscal 1995, and 61% in fiscal 1994. In fiscal 1992, 1993 and 1994 the Company recognized revenues from its majority owned subsidiary, SGA, which was sold effective November 10, 1994. These revenues were generated through operations in Asia and the South Pacific. (See Note 7 to the Company's Financial Statements included in this Prospectus for additional information relating to the Company's international operations, including financial information concerning operations by major geographic areas.)

RAW MATERIALS

           Raw materials essential to the Company's business are purchased worldwide in the ordinary course of business from numerous suppliers. The vast majority of these materials are generally available, and no serious shortages or delays have been encountered. Certain raw materials used in producing some of the Company's products can be obtained only from a small number of suppliers. Products are designed to use pre-tested and readily available components. Most of these components are purchased from several suppliers and are subject to blanket purchase orders. In those situations in which the Company purchases components from a single supplier, it believes that alternative commercial suppliers of such components are readily available. The Company purchases the Motorola MC68030 and MC68040 microprocessors from several independent distributors; however, if Motorola Corporation should discontinue manufacturing such microprocessors (which it currently manufactures in at least two separate manufacturing facilities), an event which the Company considers to be unlikely, the Company's operations would be adversely affected. In recent years the Company has experienced no significant difficulty in procurement of necessary components.

           The Company purchases computer systems from other manufacturers including NCR in the United States and Groupe Bull in France. Delays are possible in that the GA orders from its dealers and value-added resellers may not match production queues at the factories. The delays are expected to be minimal and not material to the Company's operations.

COMPETITION

           GA markets software, systems and service and therefore faces three types of competitors. The leading software competitors are Pick Systems, V-Mark Software, and Unidata. These three US-based organizations do not sell system solutions and focus entirely on software and software support. Pick Systems, a privately held corporation headquartered in Irvine, California, is GA's primary competitor on GA's native Intel-based operating environment. V-Mark Software, headquartered in Westboro, Massachusetts, and Unidata, located in Denver, Colorado, offer UNIX resident database operating environments.

           GA's primary system competitors are International Business Machines, Data General, Digital Equipment Corporation, and Hewlett Packard. GA's key differentiation is servicing an established dealer base who prefer GA's software and service to that which is available on these competing platforms.

           GA's competition with respect to the servicing of GA delivered systems comes primarily from a handful of third party service providers. These companies tend to compete on price, offering inferior technical support. With the new PowerPC and Intel-based solutions, GA is competing against system providers such as Wang, AT&T, and IBM. From a software support vantage point, support is primarily limited to GA developed operating environments. GA competes with GA's distributors, such as Monolith Corporation, for dealer direct telephone support, but is primarily the dominant support provider for GA developed software solutions.

PRODUCT DEVELOPMENT

           Because of rapid technological changes, the market in which the Company competes requires continuous expenditures to develop and improve its products. During fiscal 1996, the Company spent approximately $1,200,000 for product development. For the years ended September 30, 1995 and 1994, the Company spent approximately $600,000 and $1,800,000 respectively. The increase in research and development costs during the year ended September 30, 1996 is primarily due to GA's participation in GAL with SunRiver and the development of mv.Base, shipments of which began in the first quarter of fiscal 1997. Certain development costs relating to computer software are capitalized in accordance with Statement No. 86 of the Financial Accounting Standards Board, while all other costs associated with product development are charged to operations as incurred.

PATENTS AND TRADEMARKS

           The Company holds trademark registrations protecting certain of its trademarks. The Company's major product line utilizes Pick software as its operating system. The Company is authorized, on a non-exclusive basis, to use and sublicense the use of the Pick software indefinitely, in accordance with the terms of license agreements. The Company does not rely upon and does not believe that its success is dependent upon patent protection; rather, the Company believes that its success is dependent upon the knowledge and experience of its management and technical personnel and its ability to market its existing products and to develop new products. Invalidation or cancellation of the Pick license, however, could adversely impact the Company's business. The Company does not believe that it is operating in such a manner as to prompt cancellation of any of the Pick licenses. Furthermore, management believes that there are alternative courses of action which could be pursued in the event of such a cancellation so as not to adversely impact operations of the Company.

MANUFACTURING AND SYSTEM INTEGRATION

           The Company has moved rapidly from a manufacturing environment to a system integration and configuration model. Basic systems are received from its platform suppliers (Groupe Bull and AT&T) and are configured to the customers' requirements. Software is loaded and the finished systems are thoroughly tested prior to shipment. The Company currently performs these functions at its Irvine, California headquarters utilizing highly-skilled system engineers and technicians to insure product performance and quality.

MANUFACTURING

           The Company has manufacturing facilities in Irvine, California. Manufacturing processes are enhanced by the purchase from outside vendors of complete subassemblies for various portions of the products and by coordinated engineering designs that allow common parts and processes for a majority of the GA product line. The manufacturing facility was operating at 85% capacity at September 30, 1996. Manufacturing functions performed by GA include system assembly and integration, quality assurance and testing, and final preparation and packaging.

BACKLOG

           Orders from dealers and other customers for GA's products generally specify delivery dates of 30 days or less, and the Company rarely receives an order that has scheduled delivery dates beyond three months. Because of these order/delivery patterns, the backlog at the end of a period may appear to be low and is not a significant indicator of future revenues.

           The compressed order/delivery cycle mentioned above can result in period-to-period fluctuations in the Company's revenues since it is dependent upon short term orders which can be deferred or delayed by the dealers and thereby dramatically influence current period revenues.

           At September 30, 1996 the Company had a manufacturing backlog of $500,000. At September 30, 1995 and September 30, 1994, the manufacturing backlog was $1,500,000 and $2,800,000, respectively. Almost all of the backlog prior to 1996 is attributed to the Company's divested SGA operations.

           At June 30, 1997 the Company had a manufacturing backlog of $403,048, which included the backlog of SES. Comparable information at June 30, 1996 is not presented because the amount of backlog of SES at that date is not available.

EMPLOYEES

           As of August 31, 1997, the Company had approximately 185 employees. The Company has never had a work stoppage and none of the Company's U.S. employees is represented by a labor union.

GOVERNMENT REGULATIONS

           The Company is subject to certain federal, state and local provisions relating to protection of the environment. The Company does not operate a type of business whose activities are likely to require any special measures to ensure compliance with those provisions. Accordingly, the Company does not believe that any material capital expenditures will be required for compliance with such provisions or that such provisions will have any material effect upon its earnings or competitive position.

PROPERTIES

           In February 1995, the Company's executive offices and principal manufacturing facilities were moved to a 20,000 square foot facility in Irvine, California, which has been purchased by the Company. (See Note 3 to the Company's Financial Statements included in this Prospectus.) During 1996, the Company completed its move from the leased facilities in Anaheim, California. This ended all financial obligations of the Company under the lease for those facilities.

           The move of the Company to its new Irvine, California location was dictated by several factors. First, the Anaheim facility was larger than needed under the Company's current and anticipated business operations; the facility was built by GA at a time when high-bay space was required in the manufacturing of computers. This is no longer the case. Second, the cost of operating the facility was approximately 50% higher than it would be in the new building; annualized, this could total nearly $75,000 in savings. Third, the new facility is in a much more attractive and prosperous area, which offered greater security to the Company's property and personnel. The relocation did not cause any material disruption in the Company's operations.

           The Company's engineering and support personnel are located in leased facilities in Hauppage, New York. The Company also leases space in ten states, primarily for sales and service offices. The acquisition of SES in October 1996 brings with it major leases in Marlborough, Massachusetts and Irvine, California. These are currently short-term leases which are being reviewed in light of future requirements of the Company.

           For further information regarding lease commitments, see Note 10 to the Company's Financial Statements included in this Prospectus.

LEGAL PROCEEDINGS

           In 1991 the Company was named as one of three defendants in a lawsuit brought by the owner of certain real property once leased and used by a division of the Company (the "Property"). The lawsuit sought relief from alleged environmental contamination which may have occurred on the Property before, during or after the time the Company leased the Property. In August 1997, for the purpose of settling the lawsuit, all of the parties to the lawsuit, including the Company, entered into a Consent Decree, and the Company entered into related agreements with the three insurance companies which had been funding the Company's defense of the lawsuit under insurance policies held by the Company. Under the Consent Decree and the related agreements, the Company will be released from all liability related to the lawsuit in exchange for payments totalling $1,050,000, funded by the Company's insurance carriers, to a trust account which has been established to finance the remediation of the contamination on and around the Property. The Consent Decree is subject to court approval, which all parties to the lawsuit have agreed to seek.

           In the ordinary course of business, the Company is generally subject to claims, complaints and legal actions. The litigation process is inherently uncertain and it is possible that the resolution of such matters might have a material adverse effect upon the financial position of the Company. However, in the opinion of management, matters currently threatened or pending against the Company are not expected to have a material adverse effect on the financial position or results of operations of the Company.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

                                        Director
Name                                     Since              Positions With the Company
----                                    --------            --------------------------
Lawrence Michels (1) (2)                  1990              Chairman of the Board, Director
Robert D. Bagby                           1989              Vice Chairman of the Board, Director
Jane M. Christie                          1997              President, Chief Executive Officer, Director
John R. Donnelly                          ----              Vice President Finance, Chief Financial Officer
Leonard N. Mackenzie                      1980              Director
Philip T. Noden (1) (2)                   1989              Director
Paul L. Morigi (1) (2)                    1990              Director
Robert M. McClure (1)                     1994              Director

----------------

(1)  Member of the Audit Committee

(2)  Member of the Compensation Committee

           Directors are elected at each annual meeting of stockholders to serve for a one-year term or until their successors are elected. Executive officers are appointed by and serve at the discretion of the Board of Directors.

           Set forth below is certain information regarding the Company's directors and executive officers.

           Lawrence Michels (65) was elected to the Board of Directors in August 1990, and in August 1993 was appointed Chairman of the Board of Directors. From 1979 until December 1992, Mr. Michels was President and Chief Executive Officer of The Santa Cruz Operation, Inc., an international leader in the UNIX and open systems software marketplace. Previously he held the positions of Vice President at TRW and President of TRW Data Systems. Mr. Michels has been providing management consulting for various companies since 1992.

           Robert D. Bagby (64) was elected to the Board of Directors in September 1989. Mr. Bagby was the Company's Vice President of Operations from 1987 to 1994. In February 1994, he was appointed President and Chief Operating Officer and in October 1994 he was appointed Chief Executive Officer. In May 1996, he was appointed Vice Chairman of the Board of Directors and resigned his position as President and Chief Executive Officer.

           Jane M. Christie (45) joined the Company in 1979. In 1987 she was made responsible for the Company's services division as well as the vertical solutions group. Over the last twenty years, Ms. Christie has held various senior executive positions within the Company, Sorbus and First Data Resources. In August 1995 she became an officer of the Company and Senior Vice President of Customer Services, Sales and Marketing. In May 1996, Ms. Christie was appointed President and Chief Executive Officer of the Company, succeeding Robert D. Bagby.

           John R. Donnelly (63) joined the Company in March 1994 as Vice President Finance, Chief Financial Officer and Secretary. Since graduating from the University of Notre Dame, Mr. Donnelly has held senior management positions with a number of firms, including Martin Marietta (Denver) as Chief of Long Range Planning, (1962 - 1968), ITT Cannon as Manager of Resource Planning and Assistant Controller, (1968 - 1973), Maxwell Laboratories as Vice President of Finance and Executive Vice President (1973 - 1978), Science Applications, Inc. (1978 - 1980), and GA as Controller and Vice President of Finance (1980 - 1982). From 1982 through 1990, Mr. Donnelly was Vice President, Finance and Chief Financial Officer of Infodetics Corporation. From 1990 up until the time he rejoined GA in 1994, Mr. Donnelly ran his own consulting practice.

           Leonard N. Mackenzie (59) served as the Company's Chairman, President and Chief Executive Officer from 1980 to August 1988, at which time he resigned those positions and was appointed Chairman of the Board. Mr. Mackenzie reassumed the position of President and Chief Executive Officer of the Company in January 1990. In February 1994, he resigned his position as President and Chief Executive Officer and in May 1996, he resigned his position as Vice Chairman. Mr. Mackenzie is an active member of the Board and concentrates on growth-oriented opportunities. Mr. Mackenzie is co-founder, with his wife, of a large natural gas asset management company in Dallas, Texas, and since November 1996 has been Chairman, President and Chief Executive Officer of SunRiver Data Systems, headquartered in Austin, Texas. Mr. Mackenzie is also a director of Vinyard Engine Systems, a major alternative fuel engine conversion business.

           Philip T. Noden (54) has been a director of the Company since January 1989. Since 1983 he has been a member of the Board of Directors of Sanderson Electronics PLC. ("Sanderson"), a United Kingdom-based developer and supplier of applications software.

           Paul L. Morigi (76) was elected to the Board of Directors in August 1990. From 1982 to 1987 he was Senior Vice President and a director of Advest, Inc., a stock brokerage firm. He is currently Chairman of the Board of Phillips Screw Corp., and is a consultant to Gintel Equity Management Company. Since 1987 he has been President of Paul Morigi & Company, Inc., a Connecticut investment company and a member of the American Stock Exchange.

           Robert M. McClure (61) was elected to the Board of Directors in April 1994. Dr. McClure is the President of Unidot, Inc., which he founded in 1979 to specialize in the design of sophisticated computer software and hardware. Dr. McClure also serves as a director of The Santa Cruz Operation, Inc., and IPT Corporation.

BOARD MEETINGS AND COMMITTEES

           During the fiscal year ended September 30, 1996, the Board of Directors held a total of four meetings. Each director attended all of the meetings of the Board and the Committees of which he was a member. The Board has a Compensation Committee and an Audit Committee. The Board has no Nominating Committee.

           The Audit Committee meets with the Company's independent accountants at least annually to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent accountants to be retained, and receives and considers the accountants' procedures in connection with the audit and financial controls. The Audit Committee, which is composed of Messrs. Michels, Morigi, Noden and McClure, met once during fiscal 1996 at a meeting specially called for the Audit Committee.

           The Compensation Committee has the authority to award stock options to employees and consultants under the Company's stock option plans and to perform such other functions regarding compensation as the Board may delegate. The Compensation Committee, which is composed of Messrs. Michels, Morigi and Noden, met once during the fiscal year ended September 30, 1996.

           There are no family relationships among the directors or executive officers of the Company.

EXECUTIVE COMPENSATION

           The following table sets forth certain information concerning the annual and long-term compensation for each of the three fiscal years ended September 30, 1996 of those persons who at September 30, 1996 were either (i) the Company's Chief Executive Officer, or (ii) one of its four most highly compensated executive officers whose salary and bonus during the fiscal year ended September 30, 1996 exceeded $100,000 (collectively, the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                                                      Long Term
                                            Annual Compensation(1)              Compensation(1) Awards
                                                                                     Securities            All Other
       Name and                                                                      Underlying          Compensation
 Principal Position                      Year      Salary($)    Bonus($)                Options(#)          ($) (2)
 ------------------                      ----      ---------    -------            ----------------      -------------
Robert D. Bagby, Vice                    1996      140,000        -0-                    -0-                 4,200
Chairman of the Board                    1995      140,000        -0-                  485,000               4,200
                                         1994      129,368        -0-                    -0-                 3,351

Jane M. Christie,                        1996      126,900        -0-                    -0-                 3,624
President and CEO (3)                    1995      100,000        -0-                    -0-                   -0-
                                         1994       50,000        -0-                    -0-                   -0-

John R. Donnelly, Vice                   1996      109,500        -0-                    -0-                 3,759
President Finance, Chief                 1995      100,000        -0-                    -0-                   -0-
Financial Officer, Secretary             1994       50,000        -0-                    -0-                   -0-
Treasurer (4)

Leonard N. Mackenzie,                    1996       62,504        -0-                    -0-                   -0-
Director (5)                             1995      123,565        -0-                  485,000                 -0-
                                         1994      171,965        -0-                    -0-                   -0-

-----------------
(1) The Company made no long-term incentive plan payouts to its Named Executive Officers during the 1994, 1995 and 1996 fiscal years.

(2) Includes contributions to the Company's Employee Savings Plan on behalf of the Named Executive Officers to match contributions (included under Salary) made by each to the Plan.

(3) Ms. Christie became Senior Vice President of Customer Services, Sales and Marketing in August 1995, and President and Chief Executive Officer in May 1996.

(4)   Mr. Donnelly joined the Company in March 1994.

(5) Mr. Mackenzie served as President and Chief Executive Officer until February 1994 and Vice Chairman from February 1994 until May 1996.

COMPENSATION OF DIRECTORS

           During the fiscal year ended September 30, 1996, directors who were not employees of the Company each received a monthly retainer of $1,200 and the Chairman received a monthly retainer of $3,500. Directors who were also employees of the Company received no additional remuneration for serving as a director.

           In April 1997, the Company entered into a letter agreement with Leonard Mackenzie, a director of the Company, in connection with Mr. Mackenzie's resignation as an employee of the Company. Under the letter agreement, Mr. Mackenzie agreed to terminate the incentive stock option which had been granted to Mr. Mackenzie in August 1994, under which Mr. Mackenzie held the right to purchase 300,000 shares of the Company's common stock at an exercise price of $0.75 per share. Under the letter agreement, Mr. Mackenzie has also agreed to provide certain consulting services to the Company. In consideration of the termination of Mr. Mackenzie's incentive stock option, and the consulting services to be provided to the Company by Mr. Mackenzie, the Company has agreed to pay to, or for the benefit of, Mr. Mackenzie, monthly payments of $27,083. The letter agreement may be terminated by the Company at any time after the second anniversary of the date of the letter agreement, in which event the monthly payment obligations of the Company will terminate. Upon termination of the letter agreement for any other reason, including Mr. Mackenzie's death (but excluding termination following breach of the letter agreement by Mr. Mackenzie), the Company is obligated to continue making payments under the letter agreement at the rate of $27,083 per month until the second anniversary of the date of the letter agreement, and thereafter at the rate of $20,083 per month until the third anniversary of the date of the letter agreement. In addition, upon the expiration or termination of the letter agreement for any reason (excluding termination following breach of the letter agreement by Mr. Mackenzie), the Company is obligated to issue to Mr. Mackenzie a warrant to purchase shares of the Company's common stock (the "Warrant"). The Warrant will have a two year term commencing on the date of expiration or termination of the letter agreement, and an exercise price equal to the fair market value per share of the Company's common stock on the date of expiration or termination of the letter agreement. The number of shares purchasable upon exercise of the Warrant will be the quotient obtained by dividing (A) the difference, if any, between (i) $899,988, and (ii) the sum of the aggregate compensation paid to Mr. Mackenzie under the letter agreement and the aggregate compensation payable to Mr. Mackenzie under the severance provisions of the letter agreement described above, by (B) the fair market value per share of the Company's common stock on the date of expiration or termination of the letter agreement.

STOCK OPTION GRANTS

           During the fiscal year ended September 30, 1996, no stock options were granted to any of the named Executive Officers.

OPTION EXERCISES AND YEAR-END OPTION VALUES

           The following table sets forth the number of shares of common stock issuable upon the exercise of outstanding stock options held by each of the Named Executive Officers at September 30, 1996. The table also contains information regrading each Named Executive Officer who exercised stock options during the fiscal year ended September 30, 1996.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                               Shares                            Number of Securities              Value of Unexercised
                               Acquired on       Value           Underlying Unexercised            In-the-Money Options/SARs
  Name                         Exercise       Realized (1)       Options/SARs at FY-End (#)(2)     at FY-End
  ----                         --------       ------------       -----------------------------     -------------------------
Jane M. Christie                100,000         $294,375                   250,000                        $  328,125

John R. Donnelly                150,000         $481,250                   250,000                        $  218,750

Leonard N. Mackenzie(3)         100,000         $300,000                   885,000                        $1,639,837

Robert D. Bagby                 100,000         $284,375                   585,000                        $1,007,588

-------------

(1) Reflects the market value of the shares acquired, as of the date of exercise, less the exercise price paid.

(2)   All of these options were fully exercisable at September 30, 1996.

(3) The options held by Mr. Mackenzie at September 30, 1996 included an option to purchase 300,000 shares which was canceled in April 1997. (See "Management -- Compensation of Directors.")

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

            On November 10, 1994, the Company sold its entire interest in SGA Pacific Limited, an Australian corporation which was a 51% owned subsidiary of the Company, to Sanderson Technology Limited ("STL"). In consideration, STL paid the Company $1,000,000 in cash, delivered to the Company a promissory note in the principal amount of $1,000,000 payable over twenty-four months, and transferred 4,100,000 shares of the Company's common stock back to the Company. As a result, Sanderson's beneficial ownership of the Company's common stock was reduced to under 10%. See "Security Ownership of Certain Beneficial Owners and Management." Mr. Philip Noden, a director of the Company, is a member of the Board of Directors of Sanderson Electronics PLC ("Sanderson"), of which STL is a wholly-owned subsidiary.

            A portion of the consideration paid by STL to the Company consisted of 4,100,000 shares of the Company's outstanding common stock. Of these shares, 2,275,000 shares (the "GA Group Shares") were acquired by STL, immediately prior to the closing, from The GA Group and Mr. Donald Rutherford in exchange for cancellation by STL of the remaining unpaid principal amount of a loan previously made by STL to the partners of The GA Group and Mr. Donald Rutherford. The GA Group is a general partnership originally composed of Messrs. Lawrence Michels, Chairman of the Board of the Company, Leonard Mackenzie, a director of the Company, Robert D. Bagby, Vice Chairman of the Board of the Company, and Donald Rutherford, formerly Vice President Finance and a director of the Company (the "Purchasers"). Under an agreement with STL dated August 27, 1993 (the "GA Group/STL Agreement"), the Purchasers acquired the GA Group Shares from STL for 1,200,000 British Pound Sterling. Under the GA Group/STL Agreement, the entire purchase price for the GA Group Shares had been treated as a loan to the Purchasers by STL, all of which remained outstanding at November 10, 1994, and was canceled in consideration of the sale of the GA Group Shares from the Purchasers back to STL. On November 10, 1994, the exchange rate for the British Pound Sterling was U.S. $1.61.

            In November 1996, Mr. Leonard M. Mackenzie, a director of the Company, became Chairman of the Board, President and Chief Executive Officer of SunRiver Data Systems ("SunRiver"). Previously, in May 1995, the Company and SunRiver formed a limited liability company ("GAL"), with the Company owning 51% and SunRiver 49%.

            Under the terms of the Operating Agreement which governs the conduct of GAL's operations (the "Operating Agreement"), GAL operates and manages the Company's Pick business and SunRiver's Pick business. Under the Operating Agreement, SunRiver is entitled to receive cash distributions from GAL in an amount equal to a percentage of GAL's revenues, which is payable whether or not GAL is profitable or generating positive cash flow. The percentage of the net revenues to which SunRiver is entitled was 12% for the first year of the Operating Agreement (subject to a minimum of $2,900,000) and will decline annually thereafter in steps until it reaches 7% in the fifth year. Subsequent to the fifth year of the Operating Agreement, the percentage of net revenue to be paid to SunRiver is to be determined by negotiations between the Company and SunRiver. The Company is entitled to retain all cash generated by GAL, if any, after the payment to SunRiver of the net revenue percentage described above.

            Under the Operating Agreement, the business and affairs of GAL are managed exclusively by the Company. However, in the event GAL fails to achieve agreed upon revenue or profit projections, SunRiver has the right to thereafter jointly manage GAL with the Company. Further, upon the occurrence of certain other events, including the failure of GAL to pay to SunRiver the percentage of net revenues of which SunRiver is entitled, SunRiver has the right to thereafter replace the Company as the sole manger of GAL. During the first year of the Operating Agreement, the Company received a management fee in connection with its duties as manager of GAL. However, subsequent to the first year of the Operating Agreement, the Company will not be entitled to any compensation for acting as manager of GAL.

            In May 2000, the Company will have the right to purchase SunRiver's entire interest in GAL for a number of shares of the Company's common stock equal to 9% of each class of the Company's then outstanding capital stock. If the Company exercises this right of purchase, it is obligated, immediately following the issuance of stock to SunRiver, to register the shares so issued under the Securities Act of 1933.

            Mr. Philip Noden, a director of the Company, is a member of the Board of Directors and Technical Director of Sanderson Electronics PLC, of which STL is a wholly owned subsidiary. STL and its affiliates acquire the Company's products in significant quantities, with which aggregate purchases in fiscal 1996 of approximately $589,000. As of September 30, 1996, the Company had trade accounts receivable of approximately $354,000 due from STL and its affiliates.

            In January 1997, the Company borrowed $500,000 from five individuals, and issued a $500,000 Subordinated Note to Morgan Stanley Company, Inc. (the "Note") to evidence the loan. The Note bears interest at the rate of 15% per annum and is payable in twenty-four equal monthly installments. The Company's indebtedness under the Note is subordinated to all indebtedness of the Company to banks and other financial institutions, whether existing at the time of the issuance of the Note or thereafter incurred. Paul Morigi, a director of the Company, is the beneficial holder of the Note with respect to $ 200,000 of the principal amount thereof.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

            The following table, based in part upon information supplied by executive officers, directors and principal stockholders, sets forth certain information regarding the ownership of the Company's common stock as of August 31, 1997 by (i) all those known by the Company to be beneficial owners of more than five percent of the Company's common stock; (ii) each director and nominee for director; (iii) each of the Named Executive Officers; and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated, the address of each such shareholder is c/o General Automation, Inc., 17731 Mitchell North, Irvine, California 92714. Except to the extent indicated in the footnotes, each of the stockholders listed below has sole voting and investment power with respect to the shares listed opposite such stockholder's name.

                                                   Beneficial Ownership(1)
                                                   -----------------------
Name and Address                                   Number of    Percent of
of Beneficial Owner                                 Shares        Class
-------------------                                --------     ----------
Richard H. Pickup                                   500,000       5.58%
2501 Monaco Drive
Laguna Beach, CA  92651-1008

Sanderson Technology Limited                        156,100       1.74%
Parkway House
Parkway Avenue
Sheffield, S9 4WA
England

Robert D. Bagby (2)                                 549,800       6.14%

John R. Donnelly (2)                                330,900       3.69%

Jane M. Christie (2)                                465,050       5.19%

Leonard N. Mackenzie (2)                            546,450       6.10%

Robert M. McClure (2)                               110,000       1.22%

Lawrence Michels (2)                                789,833       8.82%

Paul L. Morigi (2)                                  146,200       1.63%

Philip T. Noden (3)                                     -0-

All current executive officers and                3,594,333      40.15%
directors as a group 8 persons (4)

(1) The number and percentage ownership for each beneficial owner is calculated as if all options or warrants held by such owner that are currently exercisable or exercisable within sixty days after the date of this Prospectus were exercised and such shares ("beneficially owned" shares) were included in the numerator as shares owned and in the denominator as shares outstanding for purposes of the calculation for such beneficial owner only.

(2) Shares listed for Mr. Bagby, Ms. Christie, Mr. Donnelly, Mr. Mackenzie, Mr. Michels, Mr. McClure and Mr. Morigi include 535,000, 450,000, 300,000, 485,000, 100,000, 90,000 and 50,000 shares, respectively, that may be acquired through the exercise of stock options which are currently exercisable or which will become exercisable within sixty days after the date of this Prospectus.

(3) Excludes 156,100 shares held by Sanderson Technology Limited, a wholly owned subsidiary of Sanderson Electronics PLC, of which Mr. Noden is a director, with respect to which shares Mr. Noden disclaims beneficial ownership.

(4) Includes 2,010,000 shares that may be acquired through the exercise of stock options which are currently exercisable or which will become exercisable within sixty days after the date of this Prospectus.



                              SELLING SHAREHOLDERS

           All of the shares offered by this Prospectus are being offered by the Selling Shareholders for their own respective accounts. The following table sets forth certain information as of August 31, 1997 with respect to the Selling Shareholders and the shares of the Company's common stock which they beneficially own:

                                                                                      Percentage
                                                                                       of Class
                               Shares Owned      Shares Owned     Shares Owned          Owned
Name of Selling                  Prior to         Covered by        After the           After
  Shareholder                   Offering           Prospectus      Offering (1)        Offering
  -----------                   --------           ----------      ------------        --------
Sequoia Systems, Inc.            750,000            750,000            -0-                0%
Sanderson Technology
  Limited                        156,100             56,100            -0-                1%
Antoon Houben                     12,500             12,500            -0-                0%
Robert Houben                     12,500             12,500            -0-                0%

---------

(1)   Assuming the sale of all of the shares to which this Prospectus relates.

                              PLAN OF DISTRIBUTION

           The sale of the shares offered by this Prospectus by the Selling Shareholders may be effected from time to time in one or more transactions (which may involve block transactions, purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this Prospectus, ordinary brokerage transactions and transactions in which brokers solicit purchases) on the American Stock Exchange, in special offerings, exchange distributions or secondary distributions pursuant to and in accordance with the rules of such exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. In effecting sales, brokers or dealers engaged by the Selling Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers selected by the Selling Shareholders may receive commissions or discounts from the Selling Shareholders in amounts to be negotiated immediately prior to sale (and which, as to a particular broker, may be in excess of customary commissions). The Selling Shareholders and such brokers or dealers, or any other participating brokers or dealers, may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended, in connection with such sales.

           The Company has agreed to maintain the effectiveness of the Registration Statement covering the shares offered by this Prospectus until the earliest of (i) the fourth anniversary of the effective date of the Registration Statement of which this Prospectus is a part, (ii) the sale by SSI of all of the shares offered by it hereby, or (iii) the date on which all of the shares held by SSI which are then covered by this Prospectus are eligible for sale under Securities and Exchange Commission Rule 144, without regard to volume limitations. The Company has also agreed to pay the fees and expenses incurred by it in connection with the preparation and filing of the Registration Statement of which this Prospectus is a part. However, the Selling Shareholders are responsible for any commissions, discounts or fees of underwriters, brokers, dealers or agents, and any transfer taxes applicable to the shares sold pursuant to this Prospectus.


                           DESCRIPTION OF COMMON STOCK

           The Company's authorized capital stock consists of 30,000,000 shares of common stock, $.10 par value, and 10,000,000 shares of preferred stock, $.10 par value. As of August 31, 1997, there were 9,077,591 shares of common stock outstanding, held of record by approximately 900 shareholders, and no shares of preferred stock outstanding. The preferred stock may be divided into such number of series as the Company's Board of Directors may determine. The Board of Directors is authorized to determine and alter the powers, rights, preferences, privileges and restrictions granted to or imposed upon any wholly unissued series of preferred stock, and to fix the number of shares of any series of preferred stock and the designation of any such series of preferred stock.

           All outstanding shares of common stock, including those offered by this Prospectus, are fully paid and nonassessable. All holders of common stock have full voting rights and are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, subject to the exercise of cumulative voting rights in the election of directors. Shareholders have no preemptive or subscription rights. The common stock is neither redeemable nor convertible, and there are no sinking fund provisions. Holders of common stock are entitled to dividends when and as declared by the Board of Directors from funds legally available therefor and are entitled, in the event of liquidation, to share ratably in all assets remaining after payment of liabilities. Under the terms of the Company's line of credit, the Company is prohibited from paying dividends without the lender's prior approval.

                                     EXPERTS

           The financial statements of General Automation, Inc. as of September 30, 1996 and 1995 and for each of the three years in the period ended September 30, 1996 included in this Prospectus, have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

           The consolidated balance sheets of Sequoia Enterprise Systems Division of Sequoia Systems, Inc. at June 30, 1996 and 1995 and the related consolidated statements of operations, parent company investment and cash flows for each of the three years in the period ended June 30, 1996, included in this Prospectus, have been included herein in reliance on the report, which includes as explanatory paragraph, of Coopers and Lybrand L.L.P., independent accountants, given on the authority of said firm as experts in auditing and accounting. The explanatory paragraph states that certain costs and expenses presented in the financial statements represent management's estimates of the costs of services provided to Sequoia Enterprise Systems, a division of Sequoia Systems, Inc., by Sequoia Systems Inc.. As a result, the consolidated financial statements presented may not be indicative of the financial position or results of operations that would have been achieved had Sequoia Enterprise Systems operated as a nonaffiliated entity.

                                  LEGAL MATTERS

           The validity of the issuance of the common stock offered hereby has been passed upon for the Company by Higham, McConnell & Dunning, 28202 Cabot Road, Suite 450, Laguna Niguel, California 92677-1250.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                            Page
GENERAL AUTOMATION, INC. AND SUBSIDIARIES

           Report of Independent Accountants                                                F-1

           Consolidated Balance Sheet as of September 30, 1996 and 1995                     F-2

           Consolidated Statement of Operations for the Three Years Ended
           September 30, 1996                                                               F-4

           Consolidated Statement of Shareholders' Equity for the Three
           Years Ended September 30, 1996                                                   F-5

           Consolidated Statement of Cash Flows for the Three Years Ended
           September 30, 1996                                                               F-6

           Notes to Consolidated Financial Statements                                       F-8

           Consolidated Balance Sheet (Unaudited) as of June 30, 1997 and
           September 30, 1996                                                               F-24

           Consolidated Statements of Operations (Unaudited) for the Three and
           Nine Month Periods Ended June 30, 1997 and 1996                                  F-26

           Consolidated Statements of Cash Flow (Unaudited) for the Nine Month
           Periods Ended June 30, 1997 and 1996                                             F-27

           Note to Consolidated Financial Statements (Unaudited)                            F-28

           Unaudited Pro Forma Condensed Financial Information -- Description
           of Transaction                                                                   F-31

           Unaudited Pro Forma Condensed Statement of Operations for the Nine
           Months Ended June 30, 1997                                                       F-33

           Unaudited Pro Forma Condensed Statement of Operations for the Year
           Ended September 30, 1996                                                         F-34

SEQUOIA ENTERPRISE SYSTEMS DIVISION OF
SEQUOIA SYSTEMS, INC.

           Report of Independent Accountants                                                F-35

           Consolidated Balance Sheets as of June 30, 1996 and 1995                         F-36

           Consolidated Statements of Operations for the Three Years Ended June 30, 1996    F-37

           Consolidated Statements of Cash Flows for the Three Years Ended June 30, 1996    F-38

           Statements of Parent Investment for the Three Years Ended June 30, 1996          F-39

           Notes to Consolidated Financial Statements                                       F-40

                        REPORT OF INDEPENDENT ACCOUNTANTS




To The Shareholders and Board of Directors of General Automation, Inc.


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of cash flows and of changes in stockholders' equity, present fairly, in all material respects, the financial position of General Automation, Inc. and its subsidiaries at September 30, 1996 and 1995 and the results of their operations and their cash flows for each of the three years in the period ended September 30, 1996, in conformity with generally accepted accounting principles. These consolidated financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.





/s/ PRICE WATERHOUSE LLP
------------------------------
    PRICE WATERHOUSE LLP

Costa Mesa, California
December 9, 1996

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
                           CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)


                                            September 30
                                          ---------------

                                           1996      1995
                                          -----     -----
Assets
------

Current Assets:
  Cash                                  $   119   $   101
  Accounts receivable, net (Note 2)       3,686     5,679
  Inventories (Note 2)                    2,979     1,726
  Prepaid expenses                          768       185
                                        -------   -------

                Total current assets      7,552     7,691
                                        -------   -------

Long-term receivable                        570       570
Property, plant and equipment, net of
  accumulated depreciation and
    amortization (Note 2)                 1,392     1,354

Other assets (Note 2)                       757       869
                                        -------   -------
                                        $10,271   $10,484
                                        =======   =======



The accompanying notes are an integral part of these financial statements.

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
                           CONSOLIDATED BALANCE SHEET
                             (Dollars in thousands)

                                                 September 30
                                              -----------------

                                               1996        1995
                                              -----       -----

Liabilities and Shareholders' Equity
------------------------------------

Current Liabilities:
  Accounts payable                         $  2,967    $  2,959
  Advances from customers (Note 1)              709       3,401
  Accrued income taxes (Note 6)                 615
  Other accrued expenses (Note 2)             1,288         850
  Notes payable and current
   portion of long-term
   debt (Note 3)                                763       1,119
                                           --------    --------

  Total current liabilities                   6,342       8,329

Long-term debt, excluding
  current portion (Note 3)                    1,072       1,305

Deferred credit                                  79          79

Shareholders' Equity

  Common stock par value $.10 per share;
   Authorized 30,000,000 shares; issued
    and outstanding 8,176,376 at
   September 30,1996 and 7,391,776 at
    September 30, 1995                          818         739
  Additional paid in capital                 43,043      42,533
  Accumulated deficit                       (41,083)    (42,501)
                                           --------    --------

  Total shareholders' equity                  2,778         771
                                           --------    --------
                                           $ 10,271    $ 10,484
                                           ========    ========

The accompanying notes are an integral part of these financial statements.

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
                      CONSOLIDATED STATEMENT OF OPERATIONS
                (Dollars in thousands, except per share amounts)

                                                   Twelve Months
                                                      Ended
                                                   September 30
                                         ------------------------------
                                         1996          1995        1994
                                         -----        -----       -----
Revenues:
                Product                $  9,715    $  7,020    $ 21,284
                Service                  15,745       7,249      13,330
                                       --------    --------    --------
                       Total             25,460      14,269      34,614
                                       --------    --------    --------
Costs and expenses:
  Cost of sales  Product                  7,887       6,502      11,763
                     Service              9,546       4,964       9,806
  Selling and
   administrative                         4,366       3,704       9,607
  Research and development                1,156         584       1,753
  Other, net                                258         181         385
                                       --------    --------    --------
                                         23,213      15,935      33,314
                                       --------    --------    --------
  Income (loss) from
   operations                             2,247      (1,666)      1,300
Interest income                              60          35          41
Interest expense                           (274)       (434)       (649)
                                       --------    --------    --------

  Income (loss) before
    income taxes and minority
    interest                              2,033      (2,065)        692
Provision for (benefit from)
 income taxes                               615                    (454)

Minority interest in income
 of SGA                                                             719
                                       --------    --------    --------


  Net income(loss)                     $  1,418    $ (2,065)   $    427
                                       ========    ========    ========

  Net income (loss) per common share   $    .18    $   (.26)   $    .04
                                       ========    ========    ========

The accompanying notes are an integral part of these financial statements.

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
                 CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY
                             (Dollars in thousands)

                                                                  Additional
                                        Common Stock               Paid-in      Accumulated     Translation
                                   Shares           Amount         Capital        Deficit        Adjustment
                                 ----------         ------        ----------    -----------     -----------
Balance at September 30, 1993    11,366,776         $1,137         $42,420       $(40,884)         $(409)

Net income                                                                            427
Translation adjustments                                                                              555
                                 ----------         ------         -------       --------          -----
Balance at September 30, 1994    11,366,776          1,137          42,420        (40,457)           146

Net loss                                                                           (2,065)
Retired from Sale of SGA         (4,100,000)          (410)            113             21           (146)
Issued for legal settlement         125,000             12
                                 ----------         ------         -------       --------          -----

Balance at September 30, 1995     7,391,776            739          42,533        (42,501)         $ -0-
                                                                                                   =====

Net income                                                                          1,418
Stock Options exercised             784,600             79             510
                                 ----------         ------         -------       --------

Balance at September 30, 1996     8,176,376         $  818         $43,043       $(41,083)
                                 ==========         ======         =======       ========



The accompanying notes are an integral part of these financial statements.

                            GENERAL AUTOMATION, INC.
                                and Subsidiaries
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (Dollars in thousands)

                                                      Twelve
                                                   Months Ended
                                                   September 30
                                           ---------------------------
                                           1996        1995       1994
                                           -----      -----      -----

Cash flows provided by (used for)
operating activities:

Net income (loss)                        $ 1,418    $(2,065)   $   427
Adjustments to reconcile net
 income (loss) to net
 cash provided by (used for)
 operations:
Gain from disposal of assets                 (55)
Minority interest in income of SGA                                 719
Depreciation and amortization                364        355      1,328

Changes in balance sheet items, net of
   dispositions
 Accounts receivable                       1,993     (3,846)    (1,461)
 Inventories                              (1,253)       563        233
 Prepaid expenses                           (583)       (11)        11
 Other assets                                (33)        79        155
 Accounts payable                              8      1,662        978
 Advances from customers                  (2,692)     3,160       (371)
 Accrued income taxes                        615                  (512)
 Other accrued expenses                      438       (240)      (534)
                                         -------    -------    -------

Net cash provided by (used for)
 operating activities                        220       (343)       973
                                         -------    -------    -------


The accompanying notes are an integral part of these financial statements.

                            GENERAL AUTOMATION, INC.
                                and Subsidiaries
                CONSOLIDATED STATEMENT OF CASH FLOWS (Continued)
                             (Dollars in thousands)

                                                       Twelve
                                                    Months Ended
                                                    September 30
                                           ---------------------------
                                            1996      1995       1994
                                           ------   -------    -------

Cash flows used for investing
  activities:
Purchases of property, plant and
  equipment                                $(101)   $(1,328)   $  (431)
Proceeds from disposal of assets              55
Capitalized software costs                  (168)      (178)      (410)
Investment in subsidiary                      13        (21)
                                           -----    -------    -------
Net cash used for
  investing activities                      (201)    (1,527)      (841)
                                           -----    -------    -------

Cash flows provided by (used for)
 financing activities:
Proceeds from issuance of common stock       589
Proceeds from issuance of notes
 payable                                     267      1,357        940
Principal payments on notes
 payable                                    (857)    (1,407)    (2,000)
Principal payments on accrued
 taxes                                                            (133)
Proceeds from sale of SGA Pacific                     1,791
                                           -----    -------    -------
Net cash (used for) provided by
  financing activities                        (1)     1,741     (1,193)
                                           -----    -------    -------

Effect of exchange rates
  on cash                                                          125
                                           -----    -------    -------
Increase (decrease) in cash                   18       (129)      (936)
Cash at beginning of period                  101        230      1,166
                                           -----    -------    -------

Cash at end of period                      $ 119    $   101    $   230
                                           =====    =======    =======

Cash paid during the period for:

                Interest                   $ 274    $   452    $ 1,042
                                           =====    =======    =======

                Income taxes               $        $          $   133
                                           =====    =======    =======

The accompanying notes are an integral part of these financial statements.

                            GENERAL AUTOMATION, INC.

                                And Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                             (Dollars in thousands)

1. Description of the Company and Summary of Significant Accounting Policies:

DESCRIPTION OF THE COMPANY

The Company is engaged in the development, design and sale of computer software and hardware and related field support services.

SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly and majority-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

Revenue Recognition

Revenues for sales of products are recognized as shipped. Revenue is not recognized on product sales if significant obligations remain or collectibility is in doubt. Revenues for maintenance service contracts are recognized on a monthly basis ratably over the period of the contracts. Cash payments received and billings in advance of revenue recognition are deferred (Advances from customers) and recognized as earned. Vertical installations (The Service Advantage) revenues are recognized on the percentage of completion method.

Warranties

All products, except the lowest-end models, carry a one year warranty, during which all maintenance labor and parts are covered. The Company carries adequate reserves to cover any anticipated charges of this nature.

Inventories

Inventories are stated at the lower of cost (first-in, first-out) or market. Cost elements include material, labor and factory overhead. Market is considered to be selling price, less allowance for normal selling expenses.

Depreciation and Amortization

Depreciation and amortization are provided over the estimated useful lives of the assets using the straight-line method. Estimated useful lives are as follows:


Building                              30 years
Machinery and equipment               3-7 years
Furniture and fixtures                3-7 years
Leasehold improvements                Lease term or asset life, whichever is less
Customer service spare parts          7 years


The estimated useful life of customer service spare parts is adjusted to reflect actual usage.

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)

1. Description of the Company and Summary of Significant Accounting Policies, Continued

Expenditures that materially increase the asset life are capitalized and ordinary maintenance and repairs are charged to operations as incurred.

Capitalized Software

All capitalized software development costs are amortized on a straight-line basis over the remaining estimated economic life of the product, generally three to five years. The costs capitalized are those incurred after the Company has determined the technical feasibility of a software project. The project amortization does not commence until after the general release of the product and are included in the cost of sales.

Equity Investments

The Company accounted for its minority interest in SGA using the equity method, under which the Company recognized its pro-rata share of net income as reported by SGA, after adjusting for the effects of intercompany transactions.

Foreign Currency Translation

The assets and liabilities for the Company's international subsidiaries which were sold in 1995 were translated into US Dollars using current exchange rates. Income statement items are generally translated at average exchange rates prevailing during the period. The resulting translation adjustments are recorded in the currency translation adjustments account in shareholders' equity. Foreign currency transaction gains and losses are included in net income.

Income Taxes

Income taxes are accounted for using an asset and liability approach which requires the recognition of deferred tax assets for the expected future tax consequences of temporary differences between the financial statement and tax bases of assets and liabilities at the applicable enacted tax rates.

Earnings Per Common Share

Earnings or loss per share are based on the weighted average number of shares outstanding without inclusion of common stock equivalents if such inclusion would be antidilutive.

Weighted average shares used in the earnings or loss per share calculations for the years ended September 30, 1996, 1995 and 1994 are 7,677,627, 8,036,572, and
11,366,776, respectively.

Fair Value of Financial Instruments

The Company values financial instruments as required by Statement of Financial Accounting Standards No. 107, "Disclosure about Fair Values of Financial Instruments" (SFAS 107). The carrying amounts of cash accounts receivable, accounts payable, accrued liabilities and debt approximate fair value. It was not practicable to estimate the fair value of the long-term receivable since the timing and amounts of the principal payments are not on fixed terms . Refer to
Note 8 for further discussion regarding this note receivable.

Use of Estimates in Preparation of Financial Statements

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

New Accounting Standards

In March 1995, Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of" ("SFAS 121") was issued. SFAS No. 121 establishes new guidelines in accounting for the impairment of long-lived assets, including identifiable intangibles. When circumstances indicate that the carrying amount of an asset may not be recoverable as demonstrated by estimated cash inflows, an impairment loss shall be recorded based on fair value. Management believes SFAS No. 121 will have no material effect on the financial statements of the Company upon adoption in fiscal 1997.

In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS 123") "Accounting for Stock-Based Compensation," which becomes effective for fiscal years beginning after December 15, 1995. SFAS 123 establishes new financial accounting and reporting standards for stock-based compensation plans. Entities will be allowed to measure compensation expense for stock-based compensation under SFAS 123 or APB Opinion No. 25, "Accounting for Stock Issued to Employees." Entities electing to remain with the accounting in APB Opinion No. 25 will be required to make pro forma disclosures of net income and earnings per share as if the provisions of SFAS 123 had been applied. The Company intends to continue to follow the accounting pursuant to APB No. 25 and, as a result, adoption of SFAS 123 in fiscal 1997 will have no effect on the Company's financial statements.

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)

2. Composition of Certain Balance Sheet Accounts:

Accounts receivable consist of:

                                             September 30
                                         --------------------
                                             1996      1995
                                          --------   --------

Trade receivables                         $ 4,161    $ 6,007
Due from related parties                       86        116
                                          -------    -------
                                            4,247      6,123


Less allowance for
    doubtful accounts                        (561)      (444)
                                          -------    -------

                                          $ 3,686    $ 5,679
                                          =======    =======

Inventories are summarized as follows:

                                           September 30
                                          ----------------
                                          1996       1995
                                          ------  --------
Materials, subassemblies
 and spare parts                          $2,855   $1,498
Work in process                              115      157
Finished goods                                 9       71
                                          ------   ------

                                          $2,979   $1,726
                                          ======   ======

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)

2. Composition of Certain Balance Sheet Accounts:

The major classes of property, plant and equipment are as follows:

                                    September 30
                                 -------------------
                                    1996      1995
                                 -------    -------

Land and building                $ 1,276    $ 1,256
Machinery and equipment            2,133      2,064
Furniture and fixtures               213        200
Leasehold improvements                50         50
                                 -------    -------
                                   3,672      3,570
Less accumulated
  depreciation and
  amortization                    (2,280)    (2,216)
                                 -------    -------

                                 $ 1,392    $ 1,354
                                 =======    =======

Depreciation and amortization expense for the years ended September 30, 1996, 1995 and 1994 amounted to $64, $60 and $528, respectively.

Other assets comprise:

                                        September 30
                                     -------------------
                                       1996       1995
                                     -------    --------

Computer software costs              $ 1,780    $ 1,612
Other                                     87         67
                                     -------    -------
                                       1,867      1,679
Less accumulated
 amortization                         (1,110)      (810)
                                     -------    -------
                                     $   757    $   869
                                     =======    =======

During the years ended September 30, 1996, 1995 and 1994 the Company capitalized $168, $178 and $410 of software development costs, respectively, and $310, $295 and $678 of such costs were amortized to cost of sales, respectively.

Other accrued expenses consist of the following:

                                              September 30
                                            ---------------
                                             1996      1995
                                            ------   ------

Accrued payroll                             $  499   $  429
Accrued taxes other than income                 69       95
Other                                          720      326
                                            ------   ------
                                            $1,288   $  850
                                            ======   ======

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars and thousands)

3. Notes Payable and Long-Term Debt:

Notes payable and long-term debt consist of the following:

                                                     September 30
                                                 -----------------
                                                   1996      1995
                                                 -------    ------
Unsecured note payable
   bearing interest at 15%,
  monthly payments of $31,192 beginning
  August, 1995; due January, 1997                 $  121   $  450
Note payable, bearing interest at 13%;
  monthly payments of $6,800;
  due on August 15, 1998                             137      195
Notes payable to States relating to taxes;
  bearing interest between 12% and 15%;
  monthly payments of $7,547 through March 1999       59      241
Mortgage payable to National Bank of
  Southern California, bearing interest at
   prime + 1%, monthly payments of $8,445            990      995
Line of credit:
  Continental Business Credit, bearing
  interest at prime plus 6%, renewable
  every six months                                   528      543
                                                  ------   ------
                                                   1,835    2,424
  Less amounts due in one year                       763    1,119
                                                  ------   ------
                                                  $1,072   $1,305
                                                  ======   ======

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)


3. Notes Payable and Long-Term Debt, Continued:

Payment requirements on principal balances at September 30, 1996 are approximately as follows for the twelve month periods ending September 30, 1997:
$763, 1998 - $92, 1999 - $14, 2000 - $10 2001 - $9 and $947 thereafter.

In March 1991, an agreement was reached with a domestic lender for a line of credit collateralized by all current domestic trade accounts receivable. The maximum borrowing limit is $800 with interest at prime plus 6% with a minimum rate of 14%. At September 30, 1996 the total owed on this line was $528. The agreement is renewable at six month intervals. The line includes various covenants and restrictions; at September 30, 1996 the Company was in compliance with all covenants.

Effective October 30, 1996, the Company entered into an agreement with Imperial Bank for a revolving line of credit, not to exceed $1,500,000 collaterized by domestic accounts receivable. The agreement is renewable annually and has interest rate of prime plus 2%, payable monthly, with a minimum of $250.

The Company purchased a building in Irvine, California, on November 16, 1994, which serves as the Company's corporate offices. The purchase price was $1,200, less a down payment of $200 leaving a financed balance of $1,000. Monthly payments for the first twenty-four months are guaranteed to remain at $8 each. Annual interest is based on prime, plus 1%. Monthly payments will be adjusted annually for changes to the prime rate. At the end of ten years, a balloon payment of approximately $917 will be due.

4. Employee Benefit Plans:

The Company has a profit sharing 401K plan covering substantially all of its domestic employees. Eligible employees may contribute 2% to 12% of their compensation up to the maximum dollar amount allowed by the IRS. The Company contributes from profits amounts equal to 50% of each employee's contribution which are limited to 3% of the employee's compensation. The Company may elect to, although it is not obligated to, make contributions in years when it has no profits. Contributions for the years ended September 30, 1996, 1995 and 1994 were $85, $78 and $65, respectively.

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)

5. Stock Options

In February 1991, the shareholders of the Company adopted the 1991 Stock Option Plan and the 1991 Directors' Stock Option Plan. Employees and directors who held options under previous plans were given the right to retain those options or accept the options under the 1991 Plans, in which case their existing options would be canceled. Options under the 1991 Plans were granted at prices in excess of the market price of approximately $0.625 on the date of grant. All such option holders accepted the options offered under the 1991 Plans, and all options to acquire common stock of the Company were consolidated under the 1991 Plans. In April, 1994, the shareholders of the Company adopted an amendment to the 1991 Stock Option Plan increasing the shares of Common Stock reserved for issuance thereunder from 900,000 to 1,300,000. The shareholders, at the same time, adopted an amendment to the 1991 Directors' Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder from 100,000 to 200,000, and to modify certain provisions concerning non-discretionary stock option grants.

                                          Number of   Option Price
                                           Shares      Per Share
                                          ---------   ------------
1991 PLANS
----------
Outstanding at September 30, 1993          840,000       $ 0.75
                Granted                    513,000
                Exercised                     -0-
                Terminated                (210,000)
                                         ---------
Outstanding at September 30, 1994        1,143,000       $ 0.75
                Granted                    300,000
                Exercised                     -0-
                Terminated                 (25,000)
                                         ---------
Outstanding at September 30, 1995        1,418,000       $ 0.75
                Granted                     50,000
                Exercised                 (732,000)
                Terminated                 (71,000)
                                         ---------
Outstanding at September 30, 1996          665,000       $ 0.75
                                         =========

All remaining 665,000 options granted under the 1991 Plan are exercisable at September 30, 1996. Under the amended 1991 Plan an additional 188,000 shares have been reserved for future grants. All outstanding options have been granted at $0.75 per share.

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)

6. Income Taxes:


The provision (benefit) for income taxes for each of the three fiscal years in the period ended September 30, 1996 consists of the following:

                                   Year Ended
                                  September 30
                            ----------------------
                            1996     1995    1994
                            -----   -----   ------
        Current:
        Federal             $482   $        $ (900)
        State                133
        Foreign               --        --     446
                            ----   -------   -----
                            $615   $    --   $(454)
                            ====   =======   =====

Reasons for differences between income tax expense and the amount computed by applying the federal statutory income tax rate to income (loss) before income taxes are as follows:

                                                        Year Ended
                                                       September 30
                                              ---------------------------
                                               1996       1995      1994
                                              ------      -----     -----

Tax provision (benefit)
 calculated at Federal
 statutory rate                               $  691     $ (702)    $  235
Benefit of operating loss
 carryforwards                                  (355)
State income taxes                               133
Expenses not benefited                           123
Tax benefits not provided
 on losses of domestic
 and foreign operations                                    (405)       414
Foreign operations taxed
 at other than federal
 statutory rate                                                       (205)
Reduction in estimated taxes due
 under 1989 IRS settlement                                            (900)
Income from sale of foreign subsidiary                    1,054
Other                                             23         53          2
                                              ------     ------     ------
Provision (benefit)  at effective tax rate    $  615     $          $ (454)
                                              ======     ======     ======

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)

6. Income Taxes, Continued:

Federal net operating loss carryforwards in the total amount of $5.8 million is subject to an annual limitation of $545 due to a change in ownership in November 1994.

On May 19, 1989, the Company and the IRS executed a revised agreement (the "IRS Agreement") relating to tax deficiencies assessed for years 1974 to 1981. As of September 30, 1996, the Company has no remaining obligations under the IRS Agreement as the total obligation was fully satisfied with the filing of the 1994 Federal income tax return.

At September 30, 1994, 1993 and 1992, the revised its estimated tax liability relating to the $2.8 million fixed portion of the IRS Agreement. Based upon projected operating results, management determined that approximately $1 million each year of the estimated tax liability would be satisfied by the end of fiscal year 1994 by waiver of unused NOL carryovers and not from financial assets. Accordingly, the September 30, 1994 tax liability accounts of the Company reflect this change in accounting estimate, which has been reflected as an extraordinary item in the Consolidated Statement of Operations, $1,000 in 1992 and $900 in 1993. In 1994 the adjustment of $900 is included in the provision for income taxes.

Deferred tax assets as of September 30, 1996, relate to the following. A valuation allowance has been established to reduce deferred tax assets to amounts which are more likely than not to be realized:

                                    Deferred Tax Assets
                                    -------------------
                                      1996      1995
                                     ------   -------

Inventory reserve                      102        82
Warranty Reserve                        27        16
Vacation accrual                       132       117
Allowance for bad debts                191       151
Accrued royalties                       70        32
NOL carryforward                     1,975     2,379
                                    ------    ------
              Total                  2,497     2,777
              Valuation Allowance   (2,497)   (2,777)
                                    ------    ------
              Net                        0         0
                                    ======    ======

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)

7. Segment Information:

The Company operates in one business segment. Operations include the design, manufacture, sales and service of computer systems and computer products. In 1996 and 1995, essentially all of the Company's operations were within the United States.

Information concerning the Company's operations by geographic area for 1994 is as follows:

                                    Twelve Months Ended September 30, 1994
                                ----------------------------------------------
                                 United       Pacific     Elimina-
                                 States        Basin       tions       Total
                                --------      --------    --------    --------
                                                (In thousands)
 Net sales to
 customers                      $ 13,422      $ 21,192                $ 34,614
Inter-area sales                     575                  $   (575)
                                --------      --------    --------    --------
Total net sales                 $ 13,997      $ 21,192    $   (575)   $ 34,614
                                --------      --------    --------    --------

Segment operating
 income                         $    741      $  2,148                $  2,889
                                --------      --------    --------    --------

Interest expense, net                                                     (608)
Corporate expenses                                                      (1,589)
Income before income
 taxes and minority interests                                         $    692
                                                                      ========

Identifiable assets             $  6,655      $ 11,982    $   (596)   $ 18,041
                                ========      ========    ========    ========
Identifiable
 liabilities                    $  5,110      $  7,942    $  1,743    $ 14,795
                                ========      ========    ========    ========

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)

Sales and transfers between geographic areas are made with reference to prevailing market prices and at prices approximately equal to those charged to unaffiliated distributors. Operating income is revenue less related costs and operating expenses, including other income and expense, but excluding interest and corporate expenses.

Identifiable assets are those assets of the Company that are identified with operations in each geographic area.

No single customer or group of related customers or total export sales accounted for as much as 10% of consolidated sales during any of the periods presented.

8. Acquisitions and Dispositions:

Effective October 1, 1989, the Company acquired a 29.3% interest in SGA Pacific Limited (SGA), a distributor of the Company's products in Australia, New Zealand and Asia in exchange for the stock of the Company's wholly-owned subsidiaries in Singapore and Hong Kong, and for cash of $38. The total consideration, which is the aggregate of the Company's historical basis in the stock exchanged and the cash, amounted to $243.

On July 1, 1990, the Company purchased an additional 21.8% interest in SGA from Sanderson Electronics, PLC, for $875. As the Company became a majority (51.1%) stockholder, SGA's operations were consolidated with the Company from July 1, 1990. On November 10, 1994, with retroactive effect from October 1, 1994, the Company sold its 51% share of SGA Pacific, Ltd. to Sanderson Technology, Ltd. In consideration, Sanderson Technology Ltd. paid the Company $1,000 in cash, $1,000 in a 24 month note, plus transferred 4,100,000 shares of the Company's common shares back to the Company, which were retired. This brought Sanderson's interest in the Company down to under 10%. A gain was not recognized for financial statement purposes due to the related party nature of the transaction. Net operating losses were utilized to offset the entire gain recognized for tax purposes in the fiscal 1995 tax return.

In October, 1992, the Company signed an agreement to form a holding company, Eurosystems GA Ltd. (Eurosystems), a UK corporation. Under the terms of the agreement, the Company received 61% of the common shares of Eurosystems in exchange for its shares in General Automation France SA, General Automation SA (Belgium), and General Automation Italia SpA (Italy). Krypton Group Ltd., a UK corporation received 39% of the common shares in exchange for its 100% shareholding in Eurosystems Belgium SA and Eurosystems SA (France), its 55% shareholding in Eurosystems GmbH (Germany) and its 85% shareholding in Eurosystems Maintenance SA (France).

In March, 1993, Eurosystems GA, Ltd. sold its shares of Eurosystems GmbH (Germany) to the minority shareholders of the German subsidiary for DM3,000 (approximately $1,863).

On October 29, 1993, with retroactive effect to September 30, 1993, the Company sold its 61% share of Eurosystems to the minority shareholders of Eurosystems (Krypton Group Ltd.) for $750 for a loss of $994 which was included in the 1993 consolidated statement of operations. The terms included a note receivable in the amount of $750 if paid by December 31, 1993, or $795, including $45 interest if paid before March 31, 1994. If not repaid by March 31, 1994, the note was repayable in 33 monthly installments of $30. The note was not paid by March 31, 1994 and after receiving six monthly installments, payments were suspended by Krypton. As of September 30, 1994, the Company set up a $240 reserve against the $810 balance remaining. In 1995 Krypton filed for bankruptcy.

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)

As of March 14, 1996, the Company received a new $600,000 note from Future Services, Ltd., a newly formed Company in Great Britain and owned by the former Krypton management, to repay the $570,000 note receivable balance currently recorded in the balance sheet. This note bears interest at 10% payable monthly, with the Company sharing 50% of the net profits of Future Services, Ltd. until the debt is repaid

9. Commitments and Contingencies:

The Company leases certain facilities and equipment under operating leases. Lease rental expense for the periods ended September 30, 1996, 1995 and 1994 were approximately $200, $305 and $1,367, respectively.

As of September 30, 1996, the minimum rental commitments required under existing noncancellable operating leases, some of which provide for future increases in minimum rentals, are as follows:

                1997              $  62
                1998                 22
                1999                  0
                2000                  0
                                  -----
                                  $  84
                                  =====

The Company is a defendant in various lawsuits and claims which have arisen in the course of its business. While it is not possible to predict with certainty the outcome of such litigation and claims, it is the opinion of Company management, based in part on consultations with counsel, that the liability of the Company, if any, arising from the ultimate disposition of any or all such lawsuits and claims has been adequately provided for in the consolidated financial statements of the Company.

The Company has been named as one of three defendants in a lawsuit brought by the owner of real property once leased and used by a division of the Company as part of its operations. The plaintiff is seeking relief from alleged environmental damages which may have occurred on the property before, during, or after the time the Company leased the property. The extent of the damage, if any, has not been determined at this time nor has the extent of the Company's liability, if any, been established in relation to the other defendants. All of the parties to the litigation are, under the direction of the court, jointly funding testing to determine the contamination, and scope of any required remedial effort. The Company has two of its insurance carriers contributing to the Company's expenses in this matter. The Company has not recorded a liability for any potential financial exposures attributed to the Company for remedial efforts.

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)

10.  Other:

General Automation LLC.
Effective May 22, 1995, GA and SunRiver Data Systems ("SunRiver") formed a limited liability company ("GAL"), with the Company owning 51% and SunRiver 49%. GAL was formed to allow GA to acquire the former ADDS Pick based business owned by SunRiver. This business had been acquired by SunRiver from AT&T GIS in December 1994 along with a terminal business which complimented SunRiver's existing business and which SunRiver retained.

Under the terms of the Operating Agreement which governs the operation of GAL (the "Operating Agreement"), GAL operates and manages GAI's Pick business and SunRiver's Pick business. Under the Operating Agreement, SunRiver is entitled to receive cash distributions from GAL in an amount equal to a percentage of GAL's net revenues, which is payable whether or not GAL is profitable or generating positive cash flow. The percentage of net revenues to which SunRiver is entitled was 12% for the first year of the Operating Agreement (subject to a minimum of $2,900,000 in the first year only) and will decline annually thereafter in steps until it reaches 7% in the fifth year. However, the percentage of net revenues payable to SunRiver is subject to adjustment (upward or downward) under certain circumstances. Subsequent to the fifth year of the Operating Agreement, the percentage of net revenues to be paid to SunRiver is to be determined by negotiations between GA and SunRiver. GA is entitled to retain all cash generated by GAL, if any, after the payment to SunRiver of the net revenue percentage described above.

Under the Operating Agreement, the business and affairs of GAL are managed exclusively by GA. However, in the event that GAL fails to achieve agreed upon revenue or profit projections, SunRiver has the right to thereafter jointly mange GAL with GA. Further, upon the occurrence of certain other events, including the failure of GAL to pay to SunRiver the percentage of net revenues to which SunRiver is entitled, SunRiver has the right to thereafter replace GA as the sole manager of GAL. During the first year of the Operating Agreement, GA received a management fee of $1,031,000 in connection with its duties as manager of GAL. However, subsequent to the first year of the Operating Agreement, GA will not be entitled to any compensation for acting as manager of GAL.

In May 2,000 GA will have the right to purchase SunRiver's entire interest in GAL for a number of shares of GAL common stock equal to 9% of each class of GA's then outstanding capital stock. If GA exercises this right of purchase, it is obligated, immediately following the issuance of stock to SunRiver, to register the shares so issued under the Securities Act of 1933.

Effective August 28, 1995, the Company entered into an agreement with Sanderson Computers, Inc. ("SCI") under which SCI is responsible for the world-wide sales of the Zebra 200 Library Systems, and the Maxial hospitality systems. Further, SCI will assume the responsibilities for completing the Company's approximate $400,000 backlog of Zebra 2000 contracts. The Company will receive royalty payments from the Maxial revenues plus an exclusivity annual fee of $20,000. The Company will receive no revenues from the Zebra 2000 product line as base software was owned by SCI's parent to whom the Company had been paying royalties. SCI has used GA employees, facilities and equipment on an interim basis until they complete the staffing at its Ohio facility; for this, the Company receives fair value.

                            GENERAL AUTOMATION, INC.
                                And Subsidiaries
              NOTES TO CONSOLIDATED FINANCIAL STATEMENTS, Continued
                             (Dollars in thousands)

11. Subsequent Events

Sequoia Enterprise Systems.
On October 11, 1996 (the "Closing Date"), the Company purchased from Sequoia Systems, Inc. ("SSI") substantially all of the assets and business of SSI's "Sequoia Enterprise Systems" business division ("SES"). SES manufactures, services, integrates and distributes fault-tolerant Motorola 68K computer systems operating under SSI's version of UNIX and Intel based computer systems running SSI's and Alpha Micro's versions of the "PICK" application environment and database software products, and engages in various related distribution arrangements. The Company's purchase of SES was made pursuant to an Asset Purchase Agreement dated as of October 3, 1996 between the Company and SSI (the "Purchase Agreement"). The assets which have been purchased by the Company do not include the accounts receivable of SES. However, under the Purchase Agreement, SSI is obligated to pay to the Company an amount equal to 40% of SSI's collections of the accounts receivable of SES in existence on the closing date, as those collections are made, until the Company has received a total of $1,560,000; provided, however, that SSI will pay the full $1,560,000 to the Company no later than 120 days following the Closing Date.

In exchange for SES, the Company has agreed to (i) pay an estimated purchase price of $10,700,000 (subject to possible adjustment based on the net book value of SES as of the Closing Date, as further discussed below) (the "Purchase Price), (ii) assume certain liabilities of SSI totaling approximately $2,700,000, and (iii) issue to SSI a Stock Purchase Warrant entitling SSI to purchase 250,000 shares of the Company's common stock during the three year period commencing on the first anniversary of the closing at an exercise price of $2.50 per share (the "Warrant").

The Purchase Agreement also provides for an upward or downward adjustment of the purchase price, on a dollar for dollar, basis if the net book value of SES as of the Closing Date is less than $3,800,000 or more than $4,200,000. The final determination of the net book value of SES is currently being reviewed by the Company and SES, in accordance with the Purchase Agreement.

The Purchase Price will be paid by the Company in a combination of cash and shares of the Company's common stock. The Purchase Agreement provides for payment by the Company of the cash portion of the Purchase Price in monthly installments, with the amount of each such installment being based on a percentage of the gross revenues received by the Company during the month to which the installment relates from the operation of SES and the Company's overall service and support operations; provided, however, that (i) the Company must pay by the first anniversary of the Closing Date an amount (comprised of stock and cash) equal to not less than the net book value of SES as of the Closing Date. The Purchase Agreement provides that the Company will be required to make the monthly installments until the date at which the total value of the Company's stock issued to SSI (to be valued as set forth in the Purchase Agreement and summarized in the following paragraph) combined with the monthly installment made to date equal the Purchase Price

On November 5, 1996, the Company issued 750,000 shares of its common stock to SSI to be applied toward the Purchase Price (the "Payment Stock"). For purposes of applying the same toward the Purchase Price, the Payment Stock will be valued as follows: (i) 400,000 shares will be valued at $2.50 per share; (ii) 200,000 shares will be valued at the average of the closing per share sales prices of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding the first anniversary of the Closing Date; and (iii) the remaining 150,000 shares will be valued at the average of the closing per share sales prices of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding any date on which a valuation of such shares is made for purposes of determining the payment of the Purchase Price; provided, however, that if the Purchase Price has not been paid in full prior to the second anniversary of the Closing Date, these shares will be valued at the average of the closing per share sales prices of a share of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding the second anniversary of the Closing Date.

The acquisition was accounted for using the purchase method. Accordingly, the purchase price was allocated to the assets acquired and liabilities assumed based on their fair values. The total cost in excess of net assets acquired of approximately $6,600,000 is being amortized over five years.

The Company has agreed, at its expense, to register under the Securities Act of 1933 for sale by SSI the Payment Stock and the shares issuable upon exercise of the Warrant. SSI has agreed not to sell, make any short sale of, loan, or grant any option for the purchase of, any of the Payment Stock without the prior written consent of the Company (i) until the first anniversary of the Closing Date, with respect to any shares of the Payment Stock in excess of 400,000 shares; and (ii) until the second anniversary of the Closing Date, with respect to any shares of the Payment of Stock in excess of 600,000 shares.

Under the Purchase Agreement, until the earlier of (i) payment of at least 75% of the Purchase Price; or (ii) the date on which SSI no longer is the holder of at least 50% of the shares of the Payment Stock (or if the Warrant has been exercised, the aggregate of the Payment Stock and the shares issued upon exercise of the Warrant), SSI will be entitled to designate an individual for election to the Board of Directors of the Company ("SSI's Designee"); provided, however, that such individual is reasonably acceptable to the Company at the time of his initial designation. Once appointed to the Company's Board, SSI's Designee will serve until the first annual meeting of the stockholders of the Company following the Closing Date and until his successor shall be duly elected and qualified or until his earlier death, disability, removal or resignation.

So long as SSI possesses the right of designation described in the immediately preceding paragraph, the Company has agreed that (i) the Company will nominate (or shall cause to be nominated) for election at each annual meeting of the stockholders of the Company after the Closing Date, the incumbent SSI's Designee or such other individual as SSI may designate; provided, however, that such other individual is reasonably acceptable to the Company at the time of his initial designation; (ii) if SSI's Designee should die, become disabled, be removed, retire or resign during the term of his office, SSI shall be entitled to designate a successor reasonably acceptable to the Company at the time of his initial designation, in which event the Company shall cause such successor to be promptly elected as a member of its Board of Directors to fill the vacancy created by such death, disability, removal, retirement or resignation; and (iii) without the prior written consent of SSI (which consent will not be unreasonably withheld, delayed or conditioned), neither the Company nor its Board of Directors will: (A) recommended that SSI's Designee be removed by the stockholders of the Company; or (B) fail to recommend any incumbent SSI's Designee for reelection.

Liberty
Effective October 1, 1996, GA acquired all of the outstanding shares of Liberty Integration Software, Inc. ("Liberty"). Liberty was purchased through the issuance of 25,000 shares of the Company's common stock, and three equal payments of $20,000 (CDN) or approximately $40,000 in US dollars. Liberty is operated as a wholly owned subsidiary. Liberty offers a full suite of enterprise connectivity products and services which are focused on providing connectivity solutions between MultiValue databases and industry standard developments such as data warehousing, OLAP engines, client/server development tools and internet WWW applications. Liberty began operations in July 1995.

Effective October 30, 1996, the Company entered into an agreement with Imperial Bank for a revolving line of credit, not to exceed $1,500,000 collaterized by domestic accounts receivable. The agreement is renewable annually and has interest rate of prime plus 2%, payable monthly, with a minimum of $250.

                    GENERAL AUTOMATION, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)


                                                     JUNE 30      SEPTEMBER 30
                                                       1997           1996
                                                     -------      ------------
ASSETS
------

Current Assets:

     Cash                                            $ 1,186         $   119
     Accounts receivable, less allowances of
       $437 and $561 respectively                      5,390           3,686
     Inventories                                       4,007           2,979
     Prepaid expenses                                    928             768
                                                     -------         -------
          Total current assets                        11,511           7,552

Long-term receivable                                     570             570
Property, plant and equipment, net of
 accumulated depreciation and
 amortization                                          2,401           1,392
Goodwill, net of amortization                          5,592               0
Other assets                                           1,665             757
                                                     -------         -------
TOTAL ASSETS                                         $21,739         $10,271
                                                     =======         =======





   The accompanying notes are an integral part of these financial statements.

                    GENERAL AUTOMATION, INC. AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEET
                             (DOLLARS IN THOUSANDS)



                                                   JUNE 30         SEPTEMBER 30
                                                     1997              1996
                                                   --------        -------------
LIABILITIES
-----------

Current liabilities:

     Accounts payable                              $  3,694          $  2,967
     Deferred revenue                                   705               709
     Other accrued liabilities                        1,469             1,288
     Accrued income taxes                               344               615
     Notes payable and current
      portion of long-term debt                       2,260               763
     Current portion of other long-term
      liabilities (see footnote #2)                   2,750
                                                   --------          --------

          Total current liabilities                  11,222             6,342
                                                   --------          --------


Long-term debt, excluding current portion             1,157             1,072
Other long-term liabilities                           4,032
Deferred credits                                          0                79
                                                   --------          --------

Total Liabilities                                    16,411             7,493
                                                   --------          --------

SHAREHOLDERS' EQUITY
--------------------

     Common stock par value $.10 per share
     Authorized 30,000,000 shares;
      issued and outstanding 9,051,876
      at June 30, 1997 and 8,176,376
      at September 30, 1996                             905               818
     Additional paid-in capital                      44,990            43,043
     Deficit                                        (40,598)          (41,083)
     Translation adjustment                              31                 0
                                                   --------          --------

TOTAL SHAREHOLDERS' EQUITY                            5,328             2,778
                                                   --------          --------

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY         $ 21,739          $ 10,271
                                                   ========          ========



   The accompanying notes are an integral part of these financial statements.

                    GENERAL AUTOMATION, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF OPERATIONS
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                           THREE MONTHS ENDED                    NINE MONTHS ENDED
                                                                JUNE 30,                              JUNE 30,
                                                        -------------------------             -----------------------
                                                         1997              1996                 1997           1996
                                                        ------            -------             --------       --------
SALES - PRODUCT                                         $2,401             $2,978              $ 8,174        $ 7,567
SALES - SERVICE REVENUE                                  6,983              4,313               21,006         11,562
                                                        ------             ------              -------        -------
           Total                                         9,384              7,291               29,180         19,129
                                                        ------             ------              -------        -------
COSTS AND EXPENSES:
 Cost of sales - Product                                 1,446              2,574                5,892          6,595
 Cost of sales - Service                                 3,390              2,300               10,880          6,789
 Research and development                                  793                406                2,610            899
 Selling and administrative                              3,162              1,139                7,935          3,106
 Other, net                                                424                 71                1,184             87
                                                        ------             ------              -------        -------
                                                         9,215              6,490               28,501         17,476
                                                        ------             ------              -------        -------
OPERATING INCOME                                           169                801                  679          1,653

Interest income                                             14                 16                   42             24
Interest expense                                           (89)               (61)                (237)          (210)
                                                        ------             ------              -------        -------
     INCOME BEFORE INCOME TAXES                             94                756                  484          1,467

(Benefit) provision for income taxes                      (120)               125                    0            125
                                                        ------             ------              -------        -------
NET INCOME                                              $  214             $  631              $   484        $ 1,342
                                                        ======             ======              =======        =======
PER SHARE-PRIMARY:

     NET INCOME                                         $  .02             $ 0.08              $  0.05        $  0.18
                                                        ======             ======              =======        =======





   The accompanying notes are an integral part of these financial statements.

                    GENERAL AUTOMATION, INC. AND SUBSIDIARIES

                      CONSOLIDATED STATEMENT OF CASH FLOWS
                             (DOLLARS IN THOUSANDS)


                                                               FOR THE NINE MONTHS ENDED
                                                               -------------------------
                                                               JUNE 30,         JUNE 30,
                                                                 1997             1996
                                                               ----------      ---------
CASH FLOWS FROM OPERATING ACTIVITIES:

NET INCOME                                                     $   484          $ 1,342
Adjustments to reconcile net income to net cash
  provided by operations:
Gain from disposal of assets                                                        (55)
Depreciation and amortization                                    1,051               47

Changes in assets, (increase)/decrease
 and liabilities, increase/(decrease), net of effects
 from acquisitions:
  Accounts receivable                                             (731)           1,044
  Inventories                                                      557             (205)
  Prepaid expenses                                                 (68)            (346)
  Other assets                                                    (111)             250
  Accounts payable                                               1,298             (612)
  Deferred revenue                                                (709)          (1,556)
  Accrued expense                                                 (593)             277
                                                               -------          -------
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES                      1,178              186
                                                               -------          -------

CASH FLOWS (USED IN) INVESTING ACTIVITIES:

Purchases of property, plant and equipment                        (150)             (67)
Acquisition of businesses, net of cash acquired                 (1,661)
                                                               -------          -------
NET CASH (USED IN) INVESTING ACTIVITIES                         (1,811)             (67)
                                                               -------          -------

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:

Proceeds from issuance of common stock                              87              539
Proceeds from issuance of notes payable                          2,162              276
Proceeds from disposal of assets                                                     55
Principal payments on notes                                       (580)            (877)
                                                               -------          -------
NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES              1,669               (7)
                                                               -------          -------

Effect of rate changes on cash                                      31
Increase in cash                                                 1,067              112
Cash at beginning of period                                        119              101
                                                               -------          -------

Cash at end of period                                          $ 1,186          $   213
                                                               =======          =======

      Cash paid during the period for:
          Interest                                             $   237          $   210
                                                               =======          =======

          Income taxes                                         $   271          $     0
                                                               =======          =======

Supplemental schedule of noncash investing and financing activities:

In conjunction with the acquisition of SES, noncash activities were as follows:

          Issuance of stock and warrants                                        $ 2,375
          Liabilities assumed, including $8,856 of amounts due seller           $10,756



        The accompanying notes are an integral part of these statements

                   GENERAL AUTOMATION, INC., AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)


1. FINANCIAL STATEMENTS:

         In the opinion of the Company, the accompanying unaudited consolidated financial statements contain all adjustments, all of which are of a normal recurring nature, necessary to present fairly the financial position, results of operations and cash flows. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to the rules and regulations of the Securities and Exchange Commission. It is suggested that these financial statements be read in conjunction with the Company's audited financial statements, and the notes thereto included elsewhere in this Prospectus. The results of operations for interim periods are not necessarily indicative of the results of operations to be expected for the year.

2. ACQUISITIONS:

         Effective October 11, 1996, the Company purchased substantially all of the assets and business of Sequoia Enterprise Systems ("SES") from Sequoia Systems, Inc. ("SSI") for approximately $10,700,000 (subject to possible adjustment based on the net book value of SES as of the closing date). The purchase agreement provides for an upward or downward adjustment of the purchase price, on a dollar for dollar basis, if the net book value of SES is less than $3,800,000 or more than $4,200,000. The final determination of the net book value of SES is currently being reviewed by the Company and SES in accordance with the purchase agreement. The purchase price consisted of approximately $1,875,000 in Company stock, the assumption of certain liabilities, and deferred payments based on future revenues. The acquisition was accounted for as a purchase, and the net assets and results of operations are included in the Company's consolidated financial statements from the acquisition date. The resultant estimated goodwill is being amortized over 5 years using the straight line method. SES operates as a division of the Company. For additional information concerning this acquisition, see Note 11 to the Company's audited financial statements included elsewhere in this Prospectus)

         The purchase price will be paid by the Company in a combination of cash and shares of the Company's common stock. The purchase agreement provides for payment by the Company of the cash portion of the purchase price in monthly installments, with the amount of each such installment being based on a percentage of the gross revenues received by the Company during the month to which the installment relates from the operation of SES and the Company's overall service and support operations; provided, however, that the Company must pay by the first anniversary of the closing date an amount (comprised of stock and cash) equal to not less than the net book value of SES as of the closing date. The purchase agreement provides that the Company will be required to make the monthly installments until the date at which the total value of the Company's stock issued to SSI (to be valued as set forth in the purchase agreement and summarized in the following paragraph) combined with the monthly installments made to date equal the purchase price.

         On November 5, 1996, the Company issued 750,000 shares of its common stock to SSI to be applied toward the purchase price (the "Payment Stock"). For purposes of applying the same toward the purchase price, the Payment Stock will be valued as follows: (i) 400,000 shares will be valued at $2.50 per share; (ii) 200,000 shares will be valued at the average of the closing per share sales prices of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding the first anniversary of the closing date; and (iii) the remaining 150,000 shares will be valued at the average of the closing per share sales prices of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding any date on which a valuation of such shares is made for purposes of determining the payment of the purchase price; provided, however, that if the purchase price has not been paid in full prior to the second anniversary of the closing date, these shares will be valued at the average of the closing per share sales prices of a share of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding the second anniversary of the closing date.

         The following unaudited pro forma summary combines the consolidated results of operations of the Company and SES as if the acquisition had occurred on October 1, 1996, after giving effect to certain pro forma adjustments, including the depreciation and amortization of the assets acquired based of their fair values, the increase in common shares outstanding. This pro forma summary does not necessarily reflect the results of operations as they would have been if the Company and SES had been a single entity during the nine months ended June 30, 1997, nor is it indicative of the results of operations which may occur in the future.

                     For the nine months ended June 30, 1997
                      (in thousands except per share data)
                                   (unaudited)

                       Revenues                    $29,870
                       Net Income                  $   210
                       Net Income Per Share        $   .02


         Pro forma summary information for the comparable period of the prior year is not presented as the required data to compute the summary information is not available.


3. INVENTORIES ARE AS FOLLOWS: (IN THOUSANDS)

                                                   June 30,     September 30,
                                                     1997           1996
                                                   --------     -------------
Materials, subassemblies and service spares         $3,493         $2,855

Work in process                                        510            115

Finished goods                                           4              9
                                                    ------         ------

Total Inventories                                   $4,007         $2,979
                                                    ======         ======


4. IMPAIRMENTS:

         The Company annually evaluates its long-lived assets, including intangibles, for potential impairment. When circumstances indicate that the carrying amount of the asset may not be recoverable, as demonstrated by future cash flows, an impairment loss would be recorded based on fair value.

5. NET INCOME PER COMMON SHARE:

         Net income per common share for the three and nine month periods ended June 30, 1997 and 1996 are based on the weighted average of shares outstanding including the dilutive effect of common stock equivalents.

         Weighted average shares outstanding are 9,507,962 and 9,436,955 for the three and nine month periods ended June 30, 1997 including common stock equivalents, and 7,741,860 and 7,508,136 for the three and nine month periods ended June 30, 1996.

         Statement of Financial Accounting Standards No. 128 "Earnings Per Share" (SFAS No. 128), issued in February 1997, would require the Company to report a basic earnings per share and a diluted earnings per share. Basic earnings per share would be computed by dividing net income available to common stockholders by the weighted average shares outstanding during the period, with no assumption of conversion of dilutive common stock equivalents. Diluted earnings per share would be computed by reflecting the potential dilution that could occur if additional shares of common stock were issued upon the exercise of employee stock options or warrants.

         SFAS No. 128 also would require a reconciliation of the numerator and denominator of the basic EPS computation to the numerator and denominator of the diluted EPS computation. SFAS No. 128 will be effective for the Company in the first quarter of fiscal year 1998. Earlier adoption is not permitted and, accordingly, the Company will be required to restate the earnings per share calculation for the interim periods of 1997, and for all earnings per share data of prior years presented in summaries of earnings or selected financial data. The adoption of SFAS No. 128 is not expected to have a material impact of reported EPS for the three or nine months ended June 30, 1997.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION


Description of Transaction

        On October 11, 1996 (the "Closing Date"), General Automation, Inc. (the Company or GA) purchased from Sequoia Systems, Inc. ("SSI") substantially all of the assets and business of SSI's "Sequoia Enterprise Systems" business division. SES manufactures, services, integrates and distributes fault-tolerant Motorola 68K computer systems operating under SSI's version of UNIX and Intel based computer systems running SSI's and Alpha Micro's versions of the "PICK" application environment and database software products, and engages in various related distribution arrangements. The Company's purchase of SES was made pursuant to an Asset Purchase Agreement dated as of October 3, 1996 between the Company and SSI (the "Purchase Agreement").

        The assets which have been purchased by the Company do not include the accounts receivable of SES. However, under the Purchase Agreement, SSI was obligated to pay to the Company an amount equal to 40% of SSI's collections of the accounts receivable of SES in existence on the Closing Date, as those collections were made, until the Company had received a total of $1,560,000; provided, however, that SSI was obligated to pay the full $1,560,000 to the Company no later than 120 days following the Closing Date. The full $1,560,000 has been paid to the Company by SSI.

        In exchange for SES, the Company has (i) agreed to pay an estimated purchase price of $10,700,000 (subject to adjustment based on the net book value of SES as of the closing date as discussed below) (the "Purchase Price"); (ii) assumed certain liabilities of SSI totaling approximately $2,700,000, and (iii) issued to SSI a Stock Purchase Warrant entitling SSI to purchase 250,000 shares of the Company's common stock at an exercise price of $2.50 per share (the "Warrant"). The Warrant is exercisable during the three year period commencing on the first anniversary of the closing. The Purchase Agreement also provides for an upward or downward adjustment, on a dollar for dollar basis, of the Purchase Price if the net book value of SES as of the Closing Date is less than $3,800,000 or more than $4,200,000. The final determination of the net book value of SES is currently being reviewed by the Company and SES, in accordance with the Purchase Agreement.

        The Purchase Price will be paid by the Company in a combination of cash and the Company's common stock. On November 5, 1996, 750,000 shares of the Company's common stock (the "Payment Stock") were issued to SSI. The deferred payments under the Purchase Agreement will be paid in monthly installments, with the amount of each installment being based on a percentage of the gross revenues received by the Company during the month to which the installment relates from the operation of SES and the Company's overall service and support operations; provided, however, that the Company must pay, by the first anniversary of the Closing Date an amount (comprised of stock, cash, or a combination thereof) equal to not less than the net book value of SES as of the Closing Date. The Purchase Agreement provides that the Company will be required to make the monthly installments until the date at which the total value of the stock issued by the Company to SSI (to be valued as set forth in the Purchase Agreement and summarized in the following paragraph) combined with the monthly installments made to date equal the Purchase Price.

        For purposes of applying the Payment Stock toward the Purchase Price, such stock will be valued as follows: (i) 400,000 shares well be valued at $2.50 per share; (ii) 200,000 shares will be valued at the average of the closing per share sales prices of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding the first anniversary of the Closing Date; and (iii) the remaining 150,000 shares will be valued at the average of the closing per share prices of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding any date on which a valuation of such shares is made for purposes of determining the payment of the Purchase Price; provided, however, that if the Purchase Price has not been paid in full prior to the second anniversary of the Closing Date, these shares will be valued at the average of the closing per share sales prices of the Company's common stock on the American Stock Exchange during the ten trading days immediately preceding the second anniversary of the Closing Date.

        The acquisition has been accounted for by the purchase method of accounting and, accordingly, the total cost to acquire the assets of SES was allocated to the underlying net assets based on their estimated fair values. The excess of the net assets acquired over the purchase price was recorded as goodwill.

        The accompanying pro forma statements of operations for the year ended September 30, 1996 and the nine months ended June 30, 1997 reflect combined results of operations as if the acquisition of SES had occurred at the beginning of each period.

        The pro forma condensed combined statements of operations may not be indicative of the results that actually would have been achieved if the acquisition had been in effect as of the dates and for the periods indicated or which may be obtained in the future. Therefore, the pro forma financial information should be read in conjunction with the consolidated financial statements of GA and the accompanying notes thereto which are included in its most recent Form 10-K, and the consolidated financial statements of SES and the accompanying notes thereto included elsewhere herein.

                               GENERAL AUTOMATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                     FOR THE NINE MONTHS ENDED JUNE 30, 1997


                                                                                              PRO FORMA
                                                         HISTORICAL REPORTING            (1)   COMBINED
                                                    --------------------------------          ---------
                                                         GA                      SES
REVENUES:                                           6/30/97        10/1 - 10/11/1996

         SYSTEMS                                    $ 8,174                    $ 300            $  8,474
         SERVICE                                     21,006                      390              21,396
                                                    -------                    -----            --------
         TOTAL                                       29,180                      690              29,870


COST OF REVENUES:
         SYSTEMS                                      5,892                      271               6,163
         SERVICE & OTHER                             10,880                      335              11,215
                                                    -------                    -----            --------
         TOTAL                                       16,772                      606              17,378

GROSS PROFIT                                         12,408                       84              12,492

RESEARCH AND DEVELOPMENT                              2,610                      138               2,748
SELLING, GENERAL AND ADMINISTRATIVE                   8,129                      243               8,372
GOODWILL AMORTIZATION                                   990                       --                 990
                                                    -------                    -----            --------
         TOTAL                                       11,729                      381              12,110

INCOME (LOSS) FROM OPERATIONS                           679                     (297)                382

OTHER INCOME (EXPENSE)                                 (195)                      28                (167)
                                                    -------                    -----            --------

INCOME (LOSS) BEFORE TAXES                              484                     (269)                215

PROVISION (BENEFIT) FOR INCOME TAXES                     --                        5 (2)               5
                                                    -------                    -----            --------

NET INCOME (LOSS)                                   $   484                    $(274)           $    210
                                                    =======                    =====            ========

NET INCOME PER COMMON SHARE                         $  0.05                                     $   0.02



         WEIGHTED AVERAGE COMMON AND COMMON
         EQUIVALENT SHARES OUTSTANDING            9,436,955                                    9,464,428


FOOTNOTES:

(1) Depreciation: For the period of 10/01/96 through 10/10/96, the difference in depreciation expense as calculated by SES and what would have been calculated by GA assuming the acquisition had occurred on 10/01/96 is considered immaterial. Accordingly, no pro forma adjustment for depreciation has been made.

         Amortization of Goodwill: Goodwill is being amortized on a straight line basis over 60 months. For the period of 10/11/96 through 10/31/96 the Company recorded a full month of amortization. No pro forma adjustment for goodwill amortization has been made for the period 10/01/96 through 10/11/96.

(2) Income tax provision: During the period from 10/01/96 through 10/11/96 SES recorded a tax liability relating to one of its foreign subsidiaries.

                               GENERAL AUTOMATION
              UNAUDITED PRO FORMA CONDENSED STATEMENT OF OPERATIONS
                          YEAR ENDED SEPTEMBER 30, 1996


                                                                                    PRO FORMA           PRO FORMA
                                                          GA           SES          ADJUSTMENTS         COMBINED
REVENUES:                                            9/30/96       6/30/96          INCREASE
                                                                                    (DECREASE)
         SYSTEMS                                    $ 9,715        $17,514                                $ 27,229
         SERVICE                                     15,745         14,257                                  30,002
         OTHER                                           --             24                                      24
                                                    -------        -------                                --------
         TOTAL                                       25,460         31,795                                  57,255


COST OF REVENUES:
         SYSTEMS                                      7,887         11,598                                  19,485
         SERVICE & OTHER                              9,546          7,618                                  17,164
                                                    -------        -------                                --------
         TOTAL                                       17,433         19,216                                  36,649

GROSS PROFIT                                          8,027         12,579                                  20,606

RESEARCH AND DEVELOPMENT                              1,156          3,731                                   4,887
SELLING, GENERAL AND ADMINISTRATIVE                   4,366          7,247                 (936)(1)         10,677
RESTRUCTURING CHARGE (NOTE 4)                           258          1,771(4)                                2,029
GOODWILL AMORTIZATION                                    --             --                1,320 (2)          1,320
                                                    -------         ------             --------           --------
         TOTAL                                        5,780         12,749                  384             18,913

INCOME (LOSS) FROM OPERATIONS                         2,247           (170)                (384)             1,693

OTHER INCOME (EXPENSE)                                 (214)            14                                    (200)
                                                    -------         ------             --------           --------
INCOME (LOSS) BEFORE TAXES                            2,033           (156)                (384)             1,493

PROVISION (BENEFIT) FOR INCOME TAXES                    615            (62)                 (45)(3)            508
                                                    -------        -------             --------           --------

NET INCOME (LOSS)                                   $ 1,418          $ (94)            $   (339)               985
                                                    =======        =======             ========           ========

NET INCOME PER COMMON SHARE                         $  0.18                                               $   0.12



         WEIGHTED AVERAGE COMMON AND COMMON
         EQUIVALENT SHARES OUTSTANDING             7,677,627                                               8,427,627


FOOTNOTES:

(1) Depreciation: reflects the bookings of fixed assets at their fair value (estimated at the net book value at the time of acquisition) and depreciating the asset over the estimated useful life as follows:

          Building                      30 years
          Machinery & equipment         3 - 7 years
          Furniture & fixtures          3 - 7 years
          Leasehold improvements        Lease term or asset life,
                                        whichever is less

(2) Amortization of Goodwill: Goodwill is being amortized on a straight line basis over 60 months.

(3) Income tax provision: The Company has an estimated effective income tax rate of 34%.

(4) During 1996, SES incurred $1,771,000 in restructuring charges relating to severance costs and other asset write-downs which are non-recurring in nature.

                         [COOPERS & LYBRAND LETTERHEAD]



                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Board, of Directors of
Sequoia Systems, Inc.:

We have audited the accompanying consolidated balance sheets of Sequoia Enterprise Systems, a division of Sequoia Systems, Inc., as of June 30, 1996 and 1995 and the related consolidated statements of operations, parent company investment and cash flows for each of the three years in the period ended June 30, 1996. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1, certain costs and expenses presented in the financial statements represent management's estimates of the costs of services provided to Sequoia Enterprise Systems by Sequoia Systems Inc. As a result, the consolidated financial statements presented may not be indicative of the financial position or results of operations that would have been achieved had Sequoia Enterprise Systems operated as a nonaffiliated entity. Additionally, as discussed in Note 10, Sequoia Enterprise Systems was acquired by General Automation, Inc. on October 11, 1996.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sequoia Enterprise Systems as of June 30, 1996 and 1995 and the results of its operations and its cash flows for each of the three years in the period ended June 30, 1996 in conformity with generally accepted accounting principles.



                                               COOPERS & LYBRAND L.L.P.

                                               /s/ COOPERS & LYBRAND L.L.P.

Boston, Massachusetts
February 28, 1997

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

                           CONSOLIDATED BALANCE SHEETS

                             JUNE 30, 1996 AND 1995

                                     ASSETS                          1996           1995
                                                                ------------    ------------
Current assets:
 Accounts receivable, net                                       $  3,460,280    $  3,878,372
 Accounts receivable from related parties                                -               -
   Inventories                                                     4,021,275       7,049,621
   Other current assets                                              451,904         475,571
                                                                ------------    ------------

          Total current assets                                     7,933,459      11,403,564
                                                                ------------    ------------

Property, plant and equipment, at cost:
   Computer equipment                                              9,862,427      10,393,450
   Machinery equipment                                             2,255,569       2,265,612
   Equipment under capital lease                                   2,337,669       2,665,660
   Furniture and fixtures                                            566,793         558,083
   Leasehold improvements                                            730,165         687,170
   Less accumulated depreciation and amortization                (13,938,291)    (14,101,263)
                                                                ------------    ------------

                                                                   1,814,332       2,468,712
Other assets                                                         308,255         372,901
                                                                ------------    ------------

          Total assets                                          $ 10,056,046    $ 14,245,177
                                                                ============    ============

              LIABILITIES AND PARENT COMPANY INVESTMENT

Current liabilities:
   Current portion of capital lease obligations                       55,833         124,699
 Accounts payable                                                  1,422,820       1,539,402
   Accrued expenses                                                2,157,242       4,950,796
   Deferred revenue                                                  949,585         663,307
                                                                ------------    ------------

          Total current liabilities                                4,585,480       7,278,204

Obligations under capital leases, net of current portion                --            55,833

Commitments and contingencies

Parent investment                                                  5,470,566       6,911,140
                                                                ------------    ------------

              Total liabilities and parent company investment   $ 10,056,046    $ 14,245,177
                                                                ============    ============



                 The accompanying notes are an integral part of
                     the consolidated financial statements.

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

                      CONSOLIDATED STATEMENTS OF OPERATIONS
                for the years ended June 30, 1996, 1995 and 1994


                                                     1996           1995             1994
                                                ------------    ------------    ------------
Revenues:
    System                                      $ 17,513,361    $ 28,000,351    $ 29,463,856
    Service                                       14,257,226      14,882,193      13,636,105
    Other                                             24,056       1,011,981       1,665,229
                                                ------------    ------------    ------------

       Total revenues                             31,794,643      43,894,525      44,765,190

Cost of revenues:
    System                                        11,598,147      11,849,017      11,870,643
    Service and other                              7,617,375       8,094,210       6,664,563
                                                ------------    ------------    ------------

         Total cost of revenues                   19,215,522      19,943,227      18,535,206

    Gross profit                                  12,579,121      23,951,298      26,229,984

Research and development                           3,731,058       8,422,193       7,749,970
Selling, general, and administrative expenses      7,246,942      10,545,051       9,141,919
Restructuring charge (credit)                      1,771,320                      (1,109,327)
                                                ------------    ------------    ------------

Income from operations                              (170,199)      4,984,044      10,447,422

Other Income (expense)                                13,800        (158,933)         38,499
                                                ------------    ------------    ------------

Income before provision for income taxes            (156,399)      4,825,111      10,485,921

Provision for income taxes                           (62,561)      1,930,045       4,194,369
                                                ------------    ------------    ------------

Net income (loss)                               $    (93,838)   $  2,895,066    $  6,291,552
                                                ============    ============    ============



                 The accompanying notes are an integral part of
                     the consolidated financial statements.

             SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                for the years ended June 30, 1996, 1995 and 1994


                                                           1996          1995            1994
                                                      -----------    -----------    -----------
Cash flows from operating activities:
 Net income (loss)                                    $   (93,838)   $ 2,895,066    $ 6,291,552
 Adjustments to reconcile net income to net cash
        provided by operating activities:
     Depreciation                                       1,242,693      1,812,601      1,836,693
     Amortization                                          53,571        225,379        561,376
     Restructuring charge (credit)                      1,771,320           --       (1,109,000)
     Write-down of equipment                               52,331           --             --
   Changes in operating assets and liabilities:
     Accounts receivables                                 418,092        728,246     (1,321,720)
     Accounts receivable from related parties                --          845,490        (30,770)
     Inventories                                        3,028,346     (3,618,165)     1,443,136
     Other current assets                                 (33,963)       (98,755)       101,330
     Accounts payable                                    (116,582)      (350,219)       587,377
     Accrued expenses                                  (2,865,725)       708,524     (2,571,437)
     Deferred revenue                                     286,278       (150,068)       128,362
                                                      -----------    -----------    -----------

          Net cash provided by operating activities     3,742,523      2,998,099      5,916,899

Cash flows from investing activities:
   Purchase of equipment and improvements                (685,605)    (1,831,764)    (1,434,942)
   Decrease (increase) in other assets                   (220,222)      (159,267)       297,584
                                                      -----------    -----------    -----------

          Net cash used in investing activities          (905,827)    (1,991,031)    (1,137,358)

Cash flows from financing activities:
   Repayment of obligations under capital leases         (124,699)      (121,473)      (190,762)
   Net transactions with parent company                (2,711,997)      (885,595)    (4,588,779)
                                                      -----------    -----------    -----------

            Net cash used in financing activities      (2,836,696)    (1,007,068)    (4,779,541)
                                                      -----------    -----------    -----------

 Net decrease in cash                                        --             --             --

 Cash and cash equivalents, beginning of year                --             --             --

 Cash and cash equivalents, end of year                      --             --             --
                                                      ===========    ===========    ===========



                 The accompanying notes are an integral part of
                     the consolidated financial statements,

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

                         STATEMENTS OF PARENT INVESTMENT

                          June 30, 1996, 1995 and 1994

                                          1996           1995           1994
                                      -----------    -----------    -----------
Beginning parent investment           $ 6,911,140    $ 4,683,409    $ 2,702,121
Net income (loss)                         (93,838)     2,895,066      6,291,552
Net transactions with parent           (1,346,736)      (667,335)    (4,310,264)
                                      -----------    -----------    -----------

Ending parent investment              $ 5,470,566    $ 6,911,140    $ 4,683,409
                                      ===========    ===========    ===========



                 The accompanying notes are an integral part of
                     the consolidated financial statements.

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

         BASIS OF PRESENTATION

         Sequoia Enterprise Systems ("SES" or the "Company") is a wholly-owned operating unit of Sequoia Systems, Inc. ("Sequoia"). SES designs, manufactures, markets and services highly modular and easily expandable, totally available computer systems based on the UNIX operating system. SES systems are used primarily for on-line transaction processing ("OLTP") and in other interactive environments in which system availability, fast response time and data integrity are critical.

         These financial statements present SES' consolidated worldwide results of income and its financial condition as it operated as a business unit of Sequoia Systems, Inc., including certain adjustments necessary for a fair presentation of the business. Expenses associated with Sequoia's outside directors, legal, treasury and investor relations functions have been excluded from these financial statements. Interest income and interest expense has not been allocated and are not material. Management believes the allocations are reasonable, however, the financial statements presented may not be indicative of the results that would have been achieved had the division operated as a non-affiliated entity.

         NET PARENT COMPANY INVESTMENT

         All cash receipts and disbursements and intercompany charges related to SES' operations are charged or credited to the parent company investment account.

         FOREIGN CURRENCY TRANSLATION

         For foreign subsidiaries where the functional currency is the local currency, the financial statements of SES' foreign subsidiaries are translated using rates of exchange in effect at the end of the fiscal year for monetary assets and liabilities and historical rates for non-monetary assets and liabilities. Income and expenses are translated at an average exchange rate prevailing during the fiscal year and the resulting gains and losses are included in the net parent company investment account.

         EMPLOYEE SAVINGS AND RETIREMENT PLANS

         Sequoia sponsors two defined contribution employee savings and retirement plans ("the Plans"), which cover only United States employees. Employees participate in the plans based on the subsidiary of their employment. Contributions to the plans are made by Sequoia. These financial statements for SES do not include any amounts related to these plans as they are considered to be immaterial.


                                   Continued

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

        PRINCIPLES OF CONSOLIDATION

        The consolidated financial statements include the accounts of SES and all of its foreign operations. Significant intercompany transactions and balance have been eliminated.

        REVENUE RECOGNITION

        Revenues from product sales, which includes revenues from software licenses, are recognized upon shipment unless significant uncertainties exist. Service and other revenues include maintenance, installation fees, professional services, rental revenue and license fees. Service and other revenues related to maintenance agreements are recognized ratably over the period in which the service is provided, All other service and other revenues are recognized as earned. License fees are recognized as revenue upon receipt of non-refundable payments.

        RESEARCH AND DEVELOPMENT

        Costs relating to research and development are expensed as incurred.

        CASH, CASH EQUIVALENTS, AND INVESTMENTS

        Cash, restricted cash, cash equivalents, and investments pertaining to SES' business are accounted for centrally by the corporate unit. As such, SES' cash receipts and disbursements were combined with other Sequoia corporate-wide cash transactions and balances. Accordingly, no cash balances are presented in SES' historical balance sheets.

        INVENTORIES

        Inventories are stated at the lower of average cost (first-in, first-out) or market which requires the periodic assessment of net realizable value. The difference between cost and market is charged to income in the period the impairment is determined.

        PROPERTY, PLANT AND EQUIPMENT

        Property, plant, and equipment is recorded at cost. Expenditures for maintenance and repairs are charged to expense while the costs of significant improvements are capitalized. SES provides for depreciation by charges to operations in amounts estimated to allocate the cost of equipment and leasehold improvements over their useful lives on a straight-line basis. Computer equipment, machinery and equipment, equipment under capital lease and furniture and fixtures are depreciated over three to ten years, and leasehold improvements are amortized over the term of the associated lease.

        The Company periodically evaluates its fixed assets as to determine whether assets are impaired or continue to be utilized. Upon determination of an impairment, retirement or other disposition of property and equipment, the cost and related depreciation are removed from the accounts, and any resulting gain or loss is reflected in the results of operations.


                                   Continued

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

         SOFTWARE LICENSE FEES AND ROYALTIES

         SES has entered into license and royalty agreements for software to be incorporated into certain computer systems held for sale. The initial fees under such software license arrangements are capitalized in other assets and amortized over the lesser of the term of the license agreement or on a straight line basis over three to five years. Royalty payments are expensed upon the sale of computer systems that incorporate the licensed software.

         INCOME TAX PROVISION

         The results of the divisions operations are included in Sequoia's federal, state, and international consolidated income tax returns. The income tax provision included in SES' statements of operations is calculated as if it had been required to file separate tax returns. The provision for income taxes is calculated in accordance with SFAS No. 109 "Accounting for Income Taxes," which requires the recognition of deferred income taxes using the liability method. The net operating results of SES through June 30, 1996 have been included in the consolidated income tax returns of Sequoia. Any tax benefits relating to prior losses generated by SES will remain with Sequoia and are not recognized in the accompanying financial statements.

         OTHER CHARGES / RESTRUCTURING CREDIT

         During 1996, in response to the accelerating decline in demand for the Motorola based products, the SES decided to curtail investment in its Motorola products, refocus its research and development activities and consolidate certain functions. As a result of management's actions, SES has been allocated $1,771,000 of a restructuring charge relating to severance costs and other asset write-downs. These other charges included: $1,162,000 of severance and related costs, $284,000 to write-off other current and long-term assets which were no longer used and $325,000 for other contractual obligations related to these actions. Payments of approximately $1,035,000 were made in connection with these charges during the year ended June 30, 1996. Remaining liabilities of $736,000 at June 30, 1996 predominantly consisted of severance and related costs which are expected to be paid out during fiscal 1997.

         During fiscal 1992, the Company recorded a restructuring charge of $13,990,000 as a result of lower revenues and a downsizing of the operations based on anticipated future revenue levels. During fiscal 1994, the Company settled its obligations, and determined that, as of June 30, 1994, $1,109,000 of restructuring charges was in excess of business requirements and recorded a restructuring credit. Additionally, the Company realized a benefit in cost of revenues of $900,000 in fiscal 1994 as a result of the sale of inventory which had been previously written down as part of the restructuring. As of June 30, 1995 restructuring activities were completed.


                                   Continued

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

         EARNINGS PER SHARE

         Earnings per share have not been presented since SES operated as a business unit of Sequoia during the periods presented in the accompanying financial statements.

         USE OF ESTIMATES

         The preparation of financial statements in conformity with generally accepted accounting principles require management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         IMPAIRMENT OF LONG-LIVED ASSETS TO BE DISPOSED OF

         In March 1995, the Financial Accounting Standards Board issued SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and Long-Lived Assets to be Disposed Of." The Company and the division intend to adopt this standard in fiscal year 1997. The division does not expect the adoption of this standard to have a material effect on its financial position or results of operations.

         WARRANTY OBLIGATIONS

         The Company generally provides its products with a 90-day to two-year warranty from the date of installation depending upon the product. The cost of warranty obligations are estimated and provided for at the time of sale.

2.     INVENTORIES:

       Inventories at June 30 consist of the following:

                                                1996            1996
                                            ----------       ----------
         Raw materials                      $1,822,163       $1,378,626
         Work in progress                    1,103,531        2,866,206
         Finished goods                      1,095,581        2,804,789
                                            ----------       ----------
                                            $4,021,275       $7,049,621
                                            ==========       ==========


                                   Continued

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

3.    OTHER ASSETS:

      Other Assets at June 30 consist of the following:

                                                                    1996      1995
                                                                 --------   --------
         Software license fees net of accumulated amortization
         of $589,040 and $535,469, in 1996 and 1995,
         respectively                                            $213,371   $282,163
         Other                                                     94,884     90,738
                                                                 --------   --------
                                                                 $308,255   $372,901
                                                                 ========   ========

4.    ACCRUED EXPENSES:

      Accrued Expenses at June 30 consist of the following:

                                                  1996           1995
                                              ----------     ----------
         Compensation and benefits            $  649,207     $2,638,556
         Commissions and royalties               130,138        562,796
         Other charges                           337,822           --
         Warranty expense                           --          190,680
         Accrued rent                             91,972        153,286
         Other                                   948,103      1,405,478
                                              ----------     ----------
                                              $2,157,242     $4,950,796
                                              ==========     ==========

5.     INCOME TAXES:

       A reconciliation of the federal statutory rate to the Company's effective rate is as follows for the year ended June 30,

                                                        1996    1995    1994
                                                        ----    ----    ----
         Federal Statutory rate                         34.0%   34.0%   34.0%
         State income taxes, net of federal benefit      6.0%    6.0%    6.0%
                                                        ----    ----    ----
                                                        40.0%   40.0%   40.0%
                                                        ====    ====    ====



                                    Continued

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

6.    LEASE COMMITMENTS:

      SES leases equipment and office space for its headquarters and sales offices under various operating arrangements that expire at various dates through 2000. In addition, SES leases certain equipment, office furniture and software licenses under capital leases that mature at various dates through 1997. At June 30, 1996, minimum payments due under all operating and capital lease arrangements are as follows:

                                                                   OPERATING LEASE       CAPITAL LEASE
      FISCAL YEAR                                                   COMMITMENTS           COMMITMENTS
                                                                    -----------           -----------
      1997                                                          $1,064,021              $68,724
      1998                                                             636,323
      1999                                                              37,865
      2000                                                               5,298
                                                                    ----------             --------
      Total minimum lease payments                                  $1,743,507               68,724
      Less--Amount representing interest on capital lease                                    12,891
      Present value of minimum lease payments                                               $55,833
                                                                                            =======

      Approximately $1,613,000, $1,404,000, and $1,579,000 were charged to rent expense in fiscal 1996, 1995, and 1994, respectively, under operating lease commitments. Accumulated amortization on equipment under capital lease amounted to $2,338,000 and $2,460,000 at June 30, 1996 and 1995,
      respectively.

7.    NOTE PAYABLE:

      In 1994 the Company had an outstanding note payable for $1,950,000 under the borrowing arrangements established with State Street Bank. This note payable is not reflected on SES' balance sheet as the borrowing agreement is between State Street Bank and Sequoia and is considered to be a liability of Sequoia.


                                    Continued

          SEQUOIA ENTERPRISE SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

8.     SIGNIFICANT CUSTOMERS AND DOMESTIC AND EXPORT SALES:

       The following summarizes significant customers.

                                              NUMBER OF
                                              SIGNIFICANT                         PERCENTAGE
             YEARS ENDED JUNE 30,             CUSTOMERS          REVENUES        OF REVENUES
             --------------------             ---------          --------        -----------
                1996                              1             $4,066,359           13%
                1995                              1              8,480,473           19%
                1994                              1             12,019,990           19%

        The following summarizes domestic export sales for SES:

                               1996              1995             1994
                            -----------      -----------      -----------
         Domestic           $25,286,593      $31,156,348      $35,064,600
         Export;
             Europe           2,226,917        3,555,199        3,851,306
             Asia               254,092        2,018,720        3,578,811
             Australia        2,797,468        5,795,260        1,331,606
             All other        1,229,573        1,368,998          938,867
                            -----------      -----------      -----------
                            $31,794,643      $43,894,525      $44,765,190
                            ===========      ===========      ===========

9.    RELATED PARTY TRANSACTIONS:

      In November 1991, the Company entered into a joint venture. Sequoia Systems Pty. Ltd., with Tricom Pty. Ltd. (Tricom). The joint venture, through Tricom, had the right to distribute the Company's products in Australia and New Zealand. The Company purchased 15% of the joint venture and had the right to purchase the joint venture after five years. During fiscal 1994, the Company had sales to the joint venture, through Tricom, of $1,332,000. The Company had accounted for its investment in the joint venture at cost, but as part of the restructuring charge recorded during fiscal 1993, has subsequently written down the investment to its net realizable value.

      On July 1, 1994, the Company reached an agreement and purchased selected assets and the ongoing business operations of Sequoia Systems (Australia) Pty. Ltd., its joint venture with Tricom Computer. The company transferred 15% of its ownership to Tricom as part of this agreement.

      The Company also incorporated certain Australian legal entities to operate the business in the same geographic market area. Tricom has also agreed to specific noncompete agreements in selected


                                    Continued

          SEQUOIA ENTERPRISE-SYSTEMS DIVISION OF SEQUOIA SYSTEMS, INC.

      markets with the Company and/or its subsidiary(s) and further, that the joint venture would be liquidated, as defined in the agreement.

10.   SUBSEQUENT EVENT:

      On October 3, 1996, the Company announced it had entered into an agreement for the sale of substantially all of the net assets of SES to General Automation, Inc. for approximately $11,000,000 in General Automation, Inc. common stock, warrants, and deferred payments. The transaction closed on October 11, 1996,

     No dealer, salesman or other person has been authorized to give any information or make any representations in connection with this offering other than those contained in this Prospectus (including any Prospectus Supplement) and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or by any of the Selling Shareholders. This Prospectus (including any Prospectus Supplement) does not constitute an offer to sell or a solicitation of an offer to buy any of these securities in any state to any person to whom it is unlawful to make such offer or solicitation in such state. The delivery of this Prospectus at any time does not imply that the information contained herein is correct as of any time subsequent to its date.




                                TABLE OF CONTENTS

                                           Page
                                           ----
Available Information......................  2
Prospectus Summary.........................  3
The Company................................  6
Risk Factors...............................  7
Use of Proceeds............................  7
Price Range of Common Stock................  8
Dividend Policy............................  9
Selected Financial Data....................  9
Management's Discussion and Analysis....... 11
Business   ................................ 17
Management................................. 29
Security Ownership......................... 35
Selling Shareholders....................... 36
Plan of Distribution....................... 37
Description of Common Stock................ 37
Experts    ................................ 38
Legal Matters.............................. 38
Index to Financial Statements.............. 39


                                     831,100
                             Shares of Common Stock







                            GENERAL AUTOMATION, INC.















                                   PROSPECTUS





                                     , 1997

                                     PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13.   Other Expenses of Issuance and Distribution.

           The following sets forth the estimated amounts of expenses in connection with the offering of the shares of common stock pursuant to this Registration Statement, all of which shall be borne by the Company:

           Securities and Exchange Commission Fee ................  $    394
           Accounting Fees and Expenses ..........................  $ 80,000
           Legal Fees and Expenses ...............................  $ 35,000
           Miscellaneous Expenses ................................  $ 10,000
                                                                    --------
                             Total ...............................  $125,394
                                                                    ========


Item 14.    Indemnification of Directors and Officers.

            Section 145 of the Delaware General Corporation Law makes provision for the indemnification of officers and directors in terms sufficiently broad to indemnify officers and directors under certain circumstances from liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933. Indemnification Agreements entered into by the Company and its officers and directors provide that the Company shall indemnify its officers and directors to the fullest extent permitted by law.

            In addition, as permitted by Section 102(b)(7) of the Delaware General Corporation Law, the Company's Certificate of Incorporation provides that a director of the Company shall not be liable to the Company or its shareholders for monetary damages for breach of the director's fiduciary duty of care. However, as provided by Delaware law, such limitation of liability will not act to limit liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) arising under the provisions of the Delaware General Corporation Law relating to unlawful distributions, or (iv) for any transaction from which the director derived an improper benefit.


Item 15.    Recent Sales of Unregistered Securities.

            1. In November 1994, the Company granted stock options to each of three individuals who were officers and/or directors of the Company. Each such option entitled the optionee to purchase 485,000 shares of the Company's common stock. These options were granted without registration under the Securities Act of 1933 (the "Act") in reliance on the exemption provided by Section 4(2) of the Act. The shares of common stock issuable upon the exercise of these options were registered in a Registration Statement on Form S-8 filed by the Company on August 2, 1996.

            2. In January 1995, the Company issued 125,000 shares of its common stock to one individual in connection with the settlement of certain litigation involving the Company. These shares were issued without registration under the Act in reliance on the exemption provided by Section 4(2) of the Act.

            3. In November 1996, the Company issued to Sequoia Systems, Inc. 750,000 shares of the Company's common stock, and a Stock Purchase Warrant entitling Sequoia Systems, Inc. to purchase up to an additional 250,000 shares of the Company's common stock. These securities were issued as partial consideration for the company's acquisition from Sequoia Systems, Inc. of substantially all of the assets and business o fits Sequoia Enterprise Systems division. These securities were issued without registration under the Act in reliance on the exemption provided by Section 4(2) of the Act.

            4. In September 1996, the Company issued 56,100 shares of the Company's common stock to Sanderson Technology Limited ("STL") for cash consideration in the aggregate amount of $42,075. These shares were issued pursuant to the exercise of rights under the Common Stock Warrant Agreement dated January 6, 1989 between the Company and Sanderson Electronics PLC, an affiliate of STL (the "Mirror Warrant Agreement"). These securities were issued without registration under the Act in reliance on the exemption provided by
Section 4(2) of the Act.

            5. In January 1997 the Company issued a Subordinated Note in the principal amount of $500,000 to Morgan Stanley Company, Inc., beneficial interests in which are held by five individuals. This Note was issued without registration under the Act in reliance on the exemption provided by Section 4(2) of the Act.

            6. In May 1997 the Company issued 100,000 shares of the Company's common stock to STL for cash consideration in the aggregate amount of $75,000. These shares were issued pursuant to the exercise of rights under the Mirror Warrant Agreement, and were issued without registration under the Act in reliance on the exemption provided by Section 4(2) of the Act.

            7. In July 1997 the Company issued 125,715 shares of the Company's common stock to the partners of Liberty Project Limited Partnership, a British Columbia limited partnership ("LPLP"), in exchange for substantially all of the assets of LPLP. The securities were issued without registration under the Act in reliance on the exemptions provided by Regulation S and Rule 505.

Item 16.    Exhibits and Financial Statement Schedules.

    (a) Exhibits:

Exhibit     Description
-------     -----------

3.1 Amended Certificate of Incorporation of the company, incorporated herein by reference to Exhibit 3(a) to the Company's 10-K for the year ended June 30, 1989.

3.2        Bylaws of the Company, incorporated herein by reference to Exhibit
           3.0 to the Company's 10-K for the year ended June 30, 1988.

5          Opinion of Higham, McConnell & Dunning (to be filed by amendment).

10.1 License Agreement dated November 23, 1982 between the Company and Pick Computer Works, Inc., incorporated herein by reference to
           Exhibit 10 to the Company's Registration Statement on the Form S-1 filed June 5, 1986.

10.2 The following agreements between the Company and Sanderson Electronics PLC, dated as of January 6, 1989: Common Stock Warrant Agreement ("Mirror Rights Agreement"), and Common Stock Registration Rights Agreement, incorporated herein by reference to Exhibit 10(x) to the Company's 10-K for the year ended June 30, 1989.

10.3 Agreement between the Company and Future Services, Ltd., dated March 16, 1996, incorporated herein by reference to Exhibit 10(m) to the Company's 10-K for the year ended September 30, 1996.

10.4 Operating Agreement dated May 22, 1995 between the Company and SunRiver Data Systems, incorporated herein by reference to Exhibit 10(n) to the Company's 10-K for the year ended September 30, 1996.

10.5 Asset Purchase Agreement dated as of October 3, 1996 between the Company and Sequoia Systems, Inc., incorporated herein by reference to Exhibit 2 to the Company's 8-K filed October 15, 1996.

10.6 Stock Purchase Warrant dated October 11, 1996 issued by the Company to Sequoia Systems, Inc., incorporated herein by reference to Exhibit
           4.1 to the Company's 8-K filed October 15, 1996.

10.7 Registration Rights Agreement dated October 11, 1996 between the Company and Sequoia Systems, Inc., incorporated herein by reference to Exhibit 4.2 to the Company's 8-K filed October 15, 1996.

10.8 Loan Agreement dated October 30, 1996 between the Company and Imperial Bank, incorporated herein by reference to Exhibit 10(r) to the Company's 10-K for the year ended September 30, 1996.

10.10 Amendment dated January 27, 1997 to the Loan Agreement dated October 30, 1996 between the Company and Imperial Bank.

10.11 Stock Option Agreements dated March 21, 1995 entered into between the Company and each of Messrs. Lawrence Michels, Robert Bagby and Leonard Mackenzie.

10.12      The Company's 1991 Stock Option Plan, as amended.

10.13      The Company's 1991 Directors' Stock Option Plan, as amended.

10.14 Subordinated Note dated January 21, 1997 in the amount of $500,000 payable to Morgan Stanley and Company, Inc.

10.15 License Agreement dated April 26, 1996 between the Company and McDonnell Information Systems Limited


10.16 Letter agreement dated April 15, 1997 between the Company and Leonard Mackenzie.

23.1       Consent of Higham, McConnell & Dunning (included in Exhibit 5).

23.2       Consent of Price Waterhouse LLP.

23.3       Consent of Coopers & Lybrand LLP.

24 Power of Attorney (set forth on the signature page of this Registration Statement)

    (b)     Financial Statement Schedules:

    All financial statement schedules are omitted because the information is not required, is not material, or is otherwise furnished.

Item 17.    Undertakings.

(a)        The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

           (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

           (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in this Registration Statement;

           (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
                      Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the provisions described under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer of controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d) The undersigned Registrant hereby undertakes:

            (1) For purposes of determining any liability under the Securities
                Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the
                Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on the 3rd day of September, 1997.


                                     GENERAL AUTOMATION, INC.


                                     By: /s/ JANE CHRISTIE
                                        ----------------------------------------
                                        Jane Christie, President
                                        and Chief Executive Officer


            We, the undersigned directors and officers of General Automation, Inc., do hereby constitute and appoint Jane M. Christie and John R. Donnelly, or either or them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as directors and officers and to execute any and all instruments for us and in our names in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary and advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement, including specifically, but without limitation, power and authority to sign for us or any of us in our names and in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents, or either of them, shall do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                              Title                            Date
     ---------                              -----                            ----
/s/ LAWRENCE MICHELS
---------------------------         Chairman of the Board            September 3, 1997
Lawrence Michels                        and Director




/s/ ROBERT D. BAGBY
---------------------------             Vice Chairman                September 3, 1997
Robert D. Bagby                         and Director



/s/ JANE M. CHRISTIE
---------------------------       Chief Executive Officer,           September 3, 1997
Jane M. Christie                          President
                                        and Director



/s/ JOHN R. DONNELLY
---------------------------            Chief Financial               September 3, 1997
John R. Donnelly                         Officer and
                                    Principal Accounting
                                           Officer

/s/ LEONARD MACKENZIE             Director                          September 3, 1997
--------------------------
Leonard Mackenzie




/s/PHILIP T. NODEN               Director                           September 3, 1997
--------------------------
Philip T. Noden




/s/ PAUL MORIGI                  Director                           September 3, 1997
--------------------------
Paul Morigi




/s/ROBERT M. McCLURE             Director                           September 3, 1997
--------------------------
Robert M. McClure



                                       S-2